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                                                              Exhibit (a)(5)(CC)









                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          NORTHROP GRUMMAN CORPORATION,

                                PURCHASER CORP. I

                                       AND

                         NEWPORT NEWS SHIPBUILDING INC.
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                                TABLE OF CONTENTS

Description                                                                Page
-----------                                                                ----

                               ARTICLE 1 THE OFFER
Section 1.1       The Offer...................................................2
Section 1.2       Company Action..............................................5
Section 1.3       Directors...................................................6
Section 1.4       Merger Without Meeting of Stockholders......................7


                              ARTICLE 2 THE MERGER
Section 2.1       The Merger..................................................7
Section 2.2       The Closing.................................................7
Section 2.3       Effective Time..............................................8
Section 2.4       Effects of the Merger.......................................8
Section 2.5       Certificate of Incorporation and Bylaws.....................8
Section 2.6       Directors...................................................8
Section 2.7       Officers....................................................8
Section 2.8       Conversion of Company Common Stock..........................8
Section 2.9       Stock Options; Equity-Based Awards..........................9
Section 2.10      Conversion of the Purchaser Common Stock...................11
Section 2.11      Restructuring of the Merger................................11


                                ARTICLE 3 PAYMENT
Section 3.1       Surrender of Certificates..................................12
Section 3.2       Exchange Agent; Certificate Surrender Procedures...........12
Section 3.3       Transfer Books.............................................12
Section 3.4       Termination of Exchange Fund...............................13
Section 3.5       Appraisal Rights...........................................13
Section 3.6       Lost Certificates..........................................13
Section 3.7       No Rights as Stockholder...................................13
Section 3.8       Withholding................................................14
Section 3.9       Escheat....................................................14


             ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.1       Organization...............................................14
Section 4.2       Authorization of Transaction; Enforceability...............15
Section 4.3       Noncontravention; Consents.................................15
Section 4.4       Capitalization.............................................16


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Section 4.5       Company Reports; Proxy Statement...........................17
Section 4.6       No Undisclosed Liabilities.................................18
Section 4.7       Absence of Material Adverse Effect and Certain Events......18
Section 4.8       Litigation and Legal Compliance............................19
Section 4.9       Contract Matters...........................................19
Section 4.10      Tax Matters................................................21
Section 4.11      Employee Benefit Matters...................................23
Section 4.12      Environmental Matters......................................26
Section 4.13      Title......................................................27
Section 4.14      Intellectual Property Matters..............................28
Section 4.15      Labor Matters..............................................28
Section 4.16      Rights Agreement...........................................29
Section 4.17      State Takeover Laws........................................29
Section 4.18      Brokers' Fees..............................................29
Section 4.19      Termination of General Dynamics Merger Agreement...........29
Section 4.20      Nuclear Risks..............................................29


           ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
                                 THE PURCHASER
Section 5.1       Organization...............................................30
Section 5.2       Authorization of Transaction; Enforceability...............30
Section 5.3       Noncontravention; Consents.................................31
Section 5.4       Capitalization.............................................31
Section 5.5       Parent Reports.............................................33
Section 5.6       No Undisclosed Liabilities.................................33
Section 5.7       Absence of Material Adverse Effect and Certain Events......33
Section 5.8       Litigation and Legal Compliance............................34
Section 5.9       Contract Matters...........................................34
Section 5.10      Tax Matters................................................36
Section 5.11      Employee Benefit Matters...................................37
Section 5.12      Environmental Matters......................................39
Section 5.13      Title......................................................39
Section 5.14      Intellectual Property Matters..............................40
Section 5.15      Labor Matters..............................................40
Section 5.16      Brokers' Fees..............................................40
Section 5.17      Adequate Cash Resources....................................40
Section 5.18      No Capital Ownership in the Company........................41
Section 5.19      Information for the Schedules TO and 14D-9, the Form S-4
                  and Proxy Statement........................................41


                               ARTICLE 6 COVENANTS
Section 6.1       General....................................................41
Section 6.2       Notices and Consents.......................................42
Section 6.3       Interim Conduct of the Company.............................42


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Section 6.4       Preservation of Organization...............................44
Section 6.5       Access.....................................................44
Section 6.6       Notice of Developments.....................................44
Section 6.7       Other Potential Acquirers..................................45
Section 6.8       Company Stockholder Meeting, Preparation of Proxy
                  Statement..................................................46
Section 6.9       Indemnification............................................47
Section 6.10      Public Announcements.......................................49
Section 6.11      Actions Regarding Antitakeover Statutes....................49
Section 6.12      Defense of Orders and Injunctions..........................49
Section 6.13      Employee Benefit Matters...................................49
Section 6.14      Adjustment to Offer Consideration..........................50
Section 6.15      Interim Conduct of the Parent..............................50
Section 6.16      Tax Treatment; Tax Opinion.................................52
Section 6.17      No Company Rights Agreement Amendment......................53
Section 6.18      Affiliate Letter...........................................53
Section 6.19      Letters of Accountants.....................................53


             ARTICLE 7 CONDITIONS TO THE CONSUMMATION OF THE MERGER
Section 7.1       Conditions to the Obligations of Each Party................54
Section 7.2       Frustration of Closing Conditions..........................54


                   ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER
Section 8.1       Termination................................................54
Section 8.2       Effect of Termination......................................56
Section 8.3       Termination Fee............................................56


                             ARTICLE 9 MISCELLANEOUS
Section 9.1       Nonsurvival of Representations.............................58
Section 9.2       Remedies...................................................58
Section 9.3       Successors and Assigns.....................................58
Section 9.4       Amendment..................................................58
Section 9.5       Extension and Waiver.......................................58
Section 9.6       Severability...............................................58
Section 9.7       Counterparts...............................................58
Section 9.8       Descriptive Headings.......................................58
Section 9.9       Notices....................................................59
Section 9.10      No Third Party Beneficiaries...............................59
Section 9.11      Entire Agreement...........................................60
Section 9.12      Construction...............................................60
Section 9.13      Submission to Jurisdiction.................................60
Section 9.14      Governing Law..............................................60

ANNEX I               CERTAIN CONDITIONS OF THE OFFER.....................A I-1
ANNEX II              OFFER CONSIDERATION................................A II-1


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ANNEX III             MERGER CONSIDERATION..............................A III-1
ANNEX IV              CERTIFICATE OF INCORPORATION AND
                      BYLAWS OF THE SURVIVING CORPORATION................A IV-1
ANNEX V               AFFILIATE AGREEMENT.................................A V-1


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                             TABLE OF DEFINED TERMS


Affiliate Agreement                           Section 6.18
Certificate                                   Section 3.1
Certificate of Merger                         Section 2.3
Closing                                       Section 2.2
Closing Date                                  Section 2.2
Code                                          Section 4.11(a)(i)
Company                                       Preamble
Company Applicable Period                     Section 6.7(a)
Company Board                                 Recitals
Company Common Stock                          Recitals
Company Disclosure Letter                     Article 4
Company Government Contract                   Section 4.9(b)
Company Government Sub-Contract               Section 4.9(b)
Company Material Adverse Effect               Section 4.1
Company Plans                                 Section 4.11(a)
Company Rights                                Section 4.4(a)
Company Rights Agreement                      Section 4.4(a)
Company SEC Documents                         Section 4.5(a)
Company Stock-Based Award                     Section 2.9(a)(iii)
Company Stockholder Approval                  Section 6.8(d)
Company Stockholder Meeting                   Section 6.8(a)
Company Takeover Proposal                     Section 6.7(d)
Confidentiality Agreement                     Section 6.5
Consummation of the Offer                     Section 1.4
CSFB Opinion                                  Section 4.2
Deemed Per Share Offer Consideration          Section 2.9(b)
Delaware Act                                  Section 1.4
Dissenting Stockholders                       Section 2.8(b)
Effective Time                                Section 2.3
Employees                                     Section 6.13(a)
Employee Pension Benefit Plan                 Section 4.11(a)
Employee Welfare Benefit Plan                 Section 4.11(a)
Environmental Law                             Section 4.12(b)
ERISA                                         Section 4.11(a)
ESPAP                                         Section 6.13(e)
Exchange Act                                  Section 1.1(b)
Exchange Agent                                Section 3.1
Exchange Fund                                 Section 3.2(a)
Existing Offer                                Recitals
Existing Schedule 14D-9                       Section 1.2(c)
Form S-4                                      Section 1.1(e)
Form S-3                                      Section 6.13(f)
General Dynamics                              Section 4.16(b)
General Dynamics Merger Agreement             Section 4.19


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GAAP                                          Section 4.5(b)
Governmental Entities                         Section 6.1
Hazardous Materials                           Section 4.12(c)
Indemnified Losses                            Section 6.9(a)
Indemnified Parties                           Section 6.9(a)
Independent Directors                         Section 1.3(a)
Initial Expiration Date                       Section 1.1(a)
Initial Tax Opinion                           Section 5.10(g)
Intellectual Property                         Section 4.14(b)
Joint Press Release                           Section 1.1(d)
Laws                                          Section 1.2(a)
Lien                                          Section 4.3
Merger                                        Section 2.1
Merger Consideration                          Section 2.8(b)
Minimum Condition                             Section 1.1(a)
Multiemployer Plan                            Section 4.11(a)(vi)
OFCCP                                         Section 4.15
Offer                                         Recitals
Offer Documents                               Section 1.1(e)
Offer Consideration                           Section 1.1(a)
Offer to Exchange                             Recitals
Outside Date                                  Section 8.1(b)(i)
Parent                                        Preamble
Parent Board                                  Section 5.2
Parent Common Stock                           Recitals
Parent Disclosure Letter                      Article 5
Parent Form S-3                               Section 6.14(c)
Parent Government Contract                    Section 5.9(b)
Parent Government Sub-Contract                Section 5.9(b)
Parent Material Adverse Effect                Section 5.1
Parent Plans                                  Section 5.11(a)
Parent Rights                                 Section 5.4(a)
Parent Rights Agreement                       Section 5.4(a)
Parent Securities                             Section 5.4(a)
Parent SEC Documents                          Section 5.5(a)
Permitted Liens                               Section 4.13
Proxy Statement                               Section 6.8(b)
Purchaser                                     Preamble
Qualified Person                              Section 1.3(a)
Schedule 14D-9                                Section 1.2(c)
Schedule 14D-9 Amendment                      Section 1.2(c)
Schedule TO                                   Section 1.1(e)
SEC                                           Section 1.1(b)
SECT                                          Section 2.8(a)
SECT Shares                                   Section 6.13(f)
SECT Share Value                              Section 6.13(f)
Securities Act                                Section 4.5(a)


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Share Issuance                                Section 5.2
Significant Company Subsidiary                Section 4.1
Significant Parent Subsidiaries               Section 5.1
Stock Plans                                   Section 2.9(a)(i)
Stock Option                                  Section 2.9(a)(i)
Subsidiary                                    Section 2.8(c)
Surviving Corporation                         Section 2.1
Synthetic Stock-Based Award                   Section 2.9(a)(ii)
Taxes                                         Section 4.10(a)
Tax Returns                                   Section 4.10(a)
Termination Fee                               Section 8.3(a)


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

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of November 7, 2001 among Northrop Grumman Corporation, a Delaware corporation (the "Parent"), Purchaser Corp. I, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and Newport News Shipbuilding Inc., a Delaware corporation (the "Company").

     WHEREAS the Parent has outstanding an offer (the AExisting Offer", and, as amended from time to time in accordance with this Agreement, the "Offer") to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), including the associated Company Rights (as defined in Section 4.4(a)), on the terms and subject to the conditions set forth in the offer to exchange dated May 23, 2001 (the "Offer to Exchange"), and in the related letter of transmittal;

     WHEREAS the board of directors of the Company (the "Company Board") has approved the acquisition of the Company by the Parent and resolved and agreed to recommend that holders of Company Common Stock tender their shares of Company Common Stock pursuant to the Offer;

     WHEREAS, in furtherance of such transaction, the respective Boards of Directors of the Parent, the Purchaser and the Company have approved the merger of the Purchaser with the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly by the Parent, the Purchaser or the Company (other than shares of Company Common Stock held by Dissenting Stockholders (as defined in Section 2.8(b)) shall be converted into the right to receive shares of common stock, par value $1.00 per share, of the Parent (the "Parent Common Stock") or cash or a combination thereof in accordance with this Agreement; and

     WHEREAS the Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                    THE OFFER

     Section 1.1 The Offer.

          (a) As promptly as practicable following execution of this Agreement, the Parent shall amend the Existing Offer: (i) to provide that the consideration to be paid per share of Company Common Stock pursuant to the Offer will be as calculated in accordance with Annex II hereto (the "Offer Consideration"); (ii) to designate the Purchaser as the offeror and to set November 29, 2001 (the "Initial Expiration Date"), as the expiration date for the Offer; and (iii) otherwise to reflect the terms and conditions of this Agreement. For purposes of this Agreement, the term "business day" shall mean any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. The obligation of the Purchaser to accept for payment and pay for shares of Company Common Stock (including the related Company Rights) tendered pursuant to the Offer shall be subject only to the condition that there shall be validly tendered (other than by guaranteed delivery where actual delivery has not occurred) in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of shares of Company Common Stock that, together with the shares of Company Common Stock then owned by the Parent and/or the Purchaser, represents at least a majority of the shares of Company Common Stock outstanding on a fully diluted basis (after giving effect to the conversion or exercise of all outstanding options, warrants and other rights to acquire, and securities exercisable or convertible into, Company Common Stock, whether or not exercised or converted at the time of determination, other than potential dilution attributable to the Company Rights) (the "Minimum Condition") and to the satisfaction or waiver by the Purchaser as permitted hereunder of the other conditions set forth in Annex I hereto. Without limiting the foregoing, effective upon Consummation of the Offer (as defined in Section 1.4), the holder of such Company Common Stock (including the related Company Rights) will sell and assign to the Purchaser all right, title and interest in and to all of the shares of Company Common Stock tendered (including, but not limited to, such holder's right to any and all dividends and distributions with a record date before, and a payment date after, the scheduled or extended expiration date).

          (b) The Purchaser expressly reserves the right, subject to compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer; provided that (i) neither the Minimum Condition nor any condition set forth in clause (c) of Annex I may be waived or changed without the prior written consent of the Company, (ii) no change may be made that reduces any of the Adjusted Cash Amount, the Base Cash Amount or the Parent Available Shares or amends the Exchange Ratio, each as defined in Annex II hereto, and (iii) and no change may be made that decreases the number of shares of Company Common Stock sought in the Offer, adds additional conditions to the Offer, modifies any of the conditions to the Offer in a manner adverse to holders of Company Common Stock, makes any other change in the terms of the Offer that is in any manner adverse to the holders of the Company Common Stock or (except as provided in the next sentence and in Section 1.1(c)) changes the expiration date of the Offer, without the prior written consent of the Company. Without the consent of the Company, the Purchaser shall have the right to extend the expiration date of the Offer from time to time for one or more additional periods of not more than 10 business days (5 business days if only one or more of the Minimum Condition, the condition set forth in clause (c)(i) of Annex I hereto or the condition set forth in clause
     (c)(ii) of Annex I hereto
     remain to be satisfied) (or such longer period as may be approved by the Company), (i) if, immediately before the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or, to the extent permitted, waived, until such conditions are satisfied or waived or (ii) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission or the staff thereof (the "SEC") applicable to the Offer or any period required by applicable law. If the Purchaser elects to extend the expiration date pursuant to the immediately preceding sentence when the only Offer Condition that is not satisfied (or waived by the Purchaser) is the Minimum Condition, to the extent requested in writing by the Company (which request must be delivered on or before the expiration date), the Purchaser and the Parent shall be deemed to have irrevocably waived all of the Offer Conditions other than the Minimum Condition and the conditions set forth in clause (c) of Annex I. In addition, if, at the scheduled or extended expiration date of the Offer, conditions to the Offer have been satisfied or waived and the Minimum Condition has been satisfied but Company Common Stock tendered and not withdrawn pursuant to the Offer constitutes less than 90 percent of the outstanding Company Common Stock, without the consent of the Company, the Purchaser shall (subject to applicable law) have the right to provide for a Asubsequent offering period" (as contemplated by Rule 14d-11 under the Exchange Act) for up to 20 business days after the Purchaser's acceptance for payment of the shares of Company Common Stock then tendered and not withdrawn pursuant to the Offer.

          (c) If any of the conditions to the Offer are not satisfied or waived on any scheduled or extended expiration date of the Offer, the Purchaser shall, and the Parent shall cause the Purchaser to, extend the Offer, if such condition or conditions could reasonably be expected to be satisfied, from time to time until such conditions are satisfied or waived; provided, that the Purchaser shall not be required to extend the Offer beyond the Outside Date. Subject to the foregoing and upon the terms and subject to the conditions of the Offer, the Purchaser shall, and the Parent shall cause it to, accept for payment and pay for, as promptly as practicable after the expiration of the Offer and in accordance with Rule 14e-1(c) of the SEC (or as required by Rule 14d-11 under the Exchange Act), all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

          (d) No later than the first business day following execution of this Agreement and subject to the conditions of this Agreement, the Parent shall issue a joint press release with the Company (the "Joint Press Release") regarding this Agreement and shall file with the SEC the Joint Press Release.

          (e) As promptly as practicable after the date of this Agreement, the Parent and the Purchaser shall amend the Tender Offer Statement on Schedule TO, as previously amended prior to the date hereof, and the registration statement on Form S-4 (No. 333-61056), as previously amended prior to the date hereof, with respect to the Existing Offer that were originally filed on May 23, 2001, and file such amendments with the SEC. Such amendments shall contain an amendment of the Offer to Exchange and a revised form of the letter of transmittal (which letter of transmittal will be in a form reasonably satisfactory to the Company) to set forth the terms of the Offer. The Tender Offer Statement on Schedule TO and the Registration Statement on Form S-4, as so amended and as otherwise amended and supplemented from time to time after the date hereof are referred to as the "Schedule TO" and the "Form S-4", respectively. The Parent and the Purchaser shall use their reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable. The Schedule TO, the Form S-4 and the documents included therein pursuant to which the Offer is being made, together with any supplements or amendments thereto, are referred to as the "Offer Documents". The Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be disseminated to holders of shares of Company Common Stock to the extent required by applicable federal securities law. The Parent, the Purchaser and the Company will promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. The Parent and the Purchaser will take all steps necessary to cause the Schedule TO and the Form S-4 as so corrected to be filed with the SEC and the Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities law, including applicable SEC rules and regulations thereunder. The Company and its counsel shall be given a reasonable opportunity to review and comment on all amendments or supplements to the Schedule TO, the Form S-4 and the Offer Documents prior to their being filed with the SEC or disseminated to the holders of shares of Company Common Stock. The Purchaser and the Parent also agree to provide the Company and its counsel in writing with any comments the Purchaser, the Parent or their counsel may receive from the SEC or its staff with respect to the Schedule TO, the Form S-4 or the Offer Documents promptly after the receipt of such comments and shall consult with and provide the Company and its counsel a reasonable opportunity to review and comment on the response of the Purchaser to such comments prior to responding.

          (f) For purposes of all dividends or other distributions declared on Parent Common Stock with a record date following the Consummation of the Offer (as defined in Section 1.4), each holder of shares of Company Common Stock validly tendered pursuant to the Offer shall be deemed to be the holder of all shares of Parent Common Stock issuable to such holder as Offer Consideration effective at the Consummation of the Offer.

     Section 1.2 Company Action.

          (a) The Company hereby approves of and consents to the Offer. The Company has been advised that all of its directors and executive officers who own shares of Company Common Stock intend to tender their shares of Company Common Stock pursuant to the Offer so long as such action would not result in liability under Section 16(b) of the Exchange Act. In connection with the Offer, the Company will, or will cause its transfer agent to, promptly furnish the Parent with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Common Stock and lists in the Company's possession or control of securities positions of shares of Company Common Stock held in stock depositories, in each case as of a recent date, and will provide to the Parent such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as the Parent may reasonably request in connection with the Offer. Subject to the requirements of applicable statutes, laws (including common law), ordinances, rules or regulations (collectively, "Laws"), and, except for such steps as are necessary to disseminate the Schedule TO and the Offer Documents and any other documents necessary to consummate the Offer and the transactions contemplated by this Agreement, the Parent and the Purchaser shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

          (b) No later than the first business day following execution of this Agreement, and subject to the conditions of this Agreement, the Company will issue the Joint Press Release with the Parent and shall file with the SEC the Joint Press Release.

          (c) On the date the amendment to the Schedule TO is filed with the SEC pursuant to Section 1.1(e), the Company will file with the SEC an amendment (the "Schedule 14D-9 Amendment") to its Solicitation/Recommendation Statement on Schedule 14D-9 originally filed on June 6, 2001 with respect to the Offer (such Schedule 14D-9, as amended from time to time on or prior to the date hereof, the "Existing Schedule 14D-9"), and will mail the
     Schedule 14D-9 Amendment to the holders of Company Common Stock. The Existing Schedule 14D-9, as amended by the Schedule 14D-9 Amendment and as amended and supplemented from time to time after the date hereof is referred to as the "Schedule 14D-9". Each of the Company, the Parent and the Purchaser will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company will take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities law. The Parent and its counsel shall be given a reasonable opportunity to review and comment on all amendments and supplements to the Schedule 14D-9 prior to its being filed with the SEC or disseminated to holders of Company Common Stock. The Company also agrees to provide the Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall consult with and provide the Parent and its counsel a reasonable opportunity to review and comment on the response of the Company to such comments prior to responding.

     Section 1.3 Directors.

          (a) Promptly upon the Consummation of the Offer, and as long as the Parent directly or indirectly owns, not less than a majority of the issued and outstanding shares of Company Common Stock on a fully diluted basis by the Parent or any of its direct or indirect Subsidiaries pursuant to the Offer, the Parent shall be entitled to designate for appointment or election to the then existing Company Board, upon written notice to the Company, such number of directors, rounded up to the next whole number, on the Company Board such that the percentage of its designees on the Company Board shall equal the percentage of the outstanding shares of Company Common Stock owned of record by the Parent and its direct or indirect Subsidiaries. In furtherance thereof, the Company shall, upon request of the Purchaser, use its reasonable efforts promptly to cause the Parent's designees (and any replacement designees in the event that any designee shall no longer be on the Company Board) to be so elected to the Company Board, and in furtherance thereof, to the extent necessary, increase the size of the Company Board or use its reasonable efforts to obtain the resignation of such number of its current directors as is necessary to give effect to the foregoing provision. At such time, the Company shall also, upon the request of the Purchaser, use its reasonable efforts to cause the Persons designated by the Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board. Notwithstanding the foregoing, until the Effective Time, the Company Board shall have at least two directors who are directors of the Company on the date of this Agreement and who are not officers of the Company or any of its Subsidiaries (the "Independent Directors"); provided, however, that (x) notwithstanding the foregoing, in no event shall the requirement to have at least two Independent Directors result in the Parent's designees constituting less than a majority of the Company Board unless the Parent shall have failed to designate a sufficient number of Persons to constitute at least a majority and (y) if the number of Independent Directors shall be reduced below two for any reason whatsoever (or if immediately following Consummation of the Offer there are not at least two then-existing directors of the Company who (1) are Qualified Persons (as defined below) and (2) are willing to serve as Independent Directors), then the number of Independent Directors required hereunder shall be one, unless the remaining Independent Director is able to identify a person, who is not an officer or Affiliate of the Company, the Parent or any of their respective Subsidiaries (any such person being referred to herein as a "Qualified Person"), willing to serve as an Independent Director, in which case such remaining Independent Director shall be entitled to designate any such Qualified Person or Persons to fill such vacancy, and such designated Qualified Person shall be deemed to be an Independent Director for purposes of this Agreement, or if no Independent Directors then remain, the other Directors shall be required to designate two Qualified Persons to fill such vacancies, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

          (b) The Company shall promptly take all actions required pursuant to
     Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 (which the Company shall mail together with the Schedule 14D-9 if it receives from the Parent and the Purchaser the information below on a basis timely to permit such mailing) as is necessary to fulfill the Company's obligations under Section 1.3(a). The Company's obligations to appoint the Parent's designees to the Company Board shall be subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Parent or the Purchaser shall supply the Company in writing any information with respect to either of them and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of the Parent's designees under Section 1.3(a). The provisions of Section 1.3(a) are in addition to and shall not limit any rights that the Purchaser, the Parent or any of their Affiliates may have as a holder or beneficial owner of shares of Company Common Stock as a matter of law with respect to the election of directors or otherwise.


          (c) Following the election or appointment of the Parent's designees pursuant to Section 1.3(a), the approval by affirmative vote or written consent of all of the Independent Directors then in office (or, if there shall be only one Independent Director then in office, the Independent Director) shall be required to authorize (and such authorization shall constitute the authorization of the Company Board and no other action on the part of the Company, including any action by any committee thereof or any other director of the Company, shall, unless otherwise required by law, be required or permitted to authorize) (i) any amendment or termination of this Agreement by the Company, (ii) any extension of time for performance of any obligation or action hereunder by the Parent or the Purchaser or
     (iii) any waiver or exercise of any of the Company's rights under this Agreement.

     Section 1.4 Merger Without Meeting of Stockholders. If following first acceptance for payment of shares of Company Common Stock by the Purchaser pursuant to the Offer (the "Consummation of the Offer") (or any subsequent offering period), the Purchaser owns at least 90 percent of the outstanding shares of Company Common Stock, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without the Company Stockholder Meeting, in accordance with Section 253 of the Delaware General Corporation Law (the "Delaware Act").


                                    ARTICLE 2

                                   THE MERGER

     Section 2.1 The Merger. Subject to Section 2.11, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3) the Company will be merged (the "Merger") with and into the Purchaser in accordance with the provisions of the Delaware Act. Following the Merger, the Purchaser will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company will cease.

     Section 2.2 The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver &

Jacobson, One New York Plaza, New York, New York 10004, at 10:00 a.m., local time, no later than the third business day following the satisfaction or waiver, to the extent permitted by applicable Laws, of the conditions set forth in
Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions), or at such other date, time or place as the Parent and the Company may agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."

     Section 2.3 Effective Time. Upon the terms and subject to the conditions of this Agreement, on the date of the Closing (or on such other date as the Parent and the Company may agree), the Parent, the Purchaser and the Company shall file with the Secretary of State of the State of Delaware a certificate of merger (or certificate of ownership and merger, as the case may be) (the "Certificate of Merger") executed and acknowledged in accordance with Section 251 (or Section 253, as the case may be) of the Delaware Act, and shall make all other filings or recordings required under the Delaware Act. The Merger (whether effected pursuant to Section 251 or Section 253 of the Delaware Act) shall become effective on the later of the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     Section 2.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and Section 259 of the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of the Company and the Purchaser will vest in the Surviving Corporation and all debts, liabilities and duties of the Company and the Purchaser will become debts, liabilities and duties of the Surviving Corporation.

     Section 2.5 Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws attached as Annex IV hereto will be the certificate of incorporation and bylaws of the Surviving Corporation, until amended by the Surviving Corporation pursuant to the Delaware Act and subject to the provisions of Section 6.9(e).

     Section 2.6 Directors. The directors of the Purchaser at the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.

     Section 2.7 Officers. The officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.

     Section 2.8 Conversion of Company Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or any shares of capital stock of the Purchaser:

          (a) All shares of Company Common Stock that are owned by the Company, the Purchaser or the Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor; provided that shares of Company Common Stock held beneficially or of record by any Stock Plan (as defined in Section 2.9(a)(i)) or Company Plan (as defined in Section 4.11(a)) or in accordance with the provisions of the Company's Amended and Restated Stock Employee Compensation Trust Agreement dated as of August 1, 2000 among the Company and Wachovia Bank, N.A. (the "SECT") shall not be deemed to be held by the Company regardless of whether the Company has, directly or indirectly, the power to vote or control the disposition of such shares.

          (b) Each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.8(a) and any shares that are held by stockholders exercising appraisal rights pursuant to Section 262 of the Delaware Act ("Dissenting Stockholders")) issued and outstanding immediately prior to the Effective Time, including any shares of Company Common Stock held beneficially or of record by any Stock Plan or Company Plan or in accordance with the provisions of the SECT, shall be converted into the right to receive the consideration described in Annex III hereto, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the Certificate (as defined in Section 3.1) formerly representing such share in the manner provided in Section
     3.2. All such shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Certificate in accordance with Section 3.2, without interest.

          (c) The term "Subsidiary" as used in this Agreement means any corporation, partnership, limited liability company or other business entity 50 percent or more of the outstanding voting equity securities of which are owned, directly or indirectly, by the Company or the Parent, as applicable.

     Section 2.9 Stock Options; Equity-Based Awards.

          (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:

               (i) Each option to purchase shares of Company Common Stock (a "Stock Option") granted under any stock option plan, program, agreement or arrangement of the Company or any of its Subsidiaries (collectively, the "Stock Plans;" for the avoidance of doubt, the term "Stock Plan" does not include the Company's Deferred Compensation Plan or Deferred Compensation Plan for Nonemployee Directors (collectively, the "Deferred Compensation Plans")) which is outstanding and unexercised immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, whether vested or unvested, shall be adjusted to provide that each such Stock Option shall be then cancelled, and, in consideration of such cancellation, the holder of each such

          Stock Option shall become entitled to receive a payment in cash from the Company in an amount equal to the product of (x) the excess, if any, of the Deemed Per Share Offer Consideration over the exercise price per share of Company Common Stock subject to such Stock Option and (y) the number of shares of Company Common Stock subject to such Stock Option. This Section 2.9(a)(i) will not apply to the ESPAP (as defined in Section 6.13(e)) and the rights thereunder, which shall be terminated in the manner set forth in Section 6.13(e).

               (ii) Each right of any kind, whether vested or unvested, contingent or accrued, to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock (including performance share awards), except for Stock Options (each, a "Synthetic Stock-Based Award"), which is outstanding immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, shall be adjusted to provide that each such Synthetic Stock-Based Award shall be then cancelled, and, in consideration of such cancellation, the holder of each such Synthetic Stock-Based Award shall become entitled to receive a payment in cash from the Company in an amount equal to the product of (x) the Deemed Per Share Offer Consideration and (y) the number of shares of Company Common Stock subject to such Synthetic Stock-Based Award (assuming the maximum level of possible payout, if applicable); provided, however, that no such payment shall be made to such holder with respect to any Synthetic Stock-Based Award in respect of which the holder thereof has elected to defer payment to a deferred compensation account under the Deferred Compensation Plans, and, in lieu thereof, such account shall be credited with a fully vested amount of cash equal to such payment.

               (iii) Each award of any kind, whether vested or unvested, consisting of shares of Company Common Stock issued under the Stock Plans (including, without limitation, restricted stock) (each, a "Company Stock-Based Award") outstanding immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer which is not then vested shall be adjusted to provide that each such Company Stock-Based Award shall then fully vest and each holder thereof shall be permitted to tender such Company-Stock Based Award pursuant to the Offer on a guaranteed delivery of shares basis and to make all elections available to holders of Company Common Stock tendered pursuant to the Offer and shall be subject to the same proration limitations as are holders of Company Common Stock tendered pursuant to the Offer._ Upon acceptance of the Offer, the holder of each Company Stock-Based Award shall be entitled to receive, pursuant to the Offer, in cash and/or Parent Common Stock, as applicable, the product of the Offer Consideration and the number of shares of Company Common Stock subject to such Company Stock-Based Award.

               (iv) Any cash payments required to be made pursuant to Section 2.9(a)(i) or 2.9(a)(ii) are to be made (subject to applicable withholding and payroll taxes) by the Company as promptly as practicable following the Consummation of the Offer. The Purchaser and the Company shall cooperate to determine the amount of any withholding and payroll taxes payable by the holders of Company Stock-Based Awards in connection with the transactions contemplated by Sections 2.9(a)(iii), and the Purchaser shall withhold such amounts and shall remit such withholdings to the Company for the payment of such taxes.

          (b) For purposes of this Agreement, "Deemed Per Share Offer Consideration" shall mean the amount, expressed in U.S. dollars, determined by dividing (i) the sum of (A) the product of (x) the Parent Stock Value (as defined in Annex II hereto) and (y) the total number of shares of Parent Common Stock issued in the Offer and (B) the total cash amount paid in the Offer, by (ii) the total number of shares of Company Common Stock accepted for payment pursuant to the Offer.

          (c) Except to the extent permitted by Section 6.3, no additional Stock Options, Synthetic Stock-Based Awards, Company Stock-Based Awards or other equity-based awards or other rights to acquire Company Common Stock shall be granted pursuant to the Stock Plans or otherwise after the date of this Agreement.

          (d) The Company Board, or the applicable committee thereof, will grant all approvals and take all other actions required pursuant to Rules 16b-3 under the Exchange Act to cause the disposition pursuant to this Agreement of Company Common Stock, Synthetic Stock-Based Awards and Stock Options to be exempt from the provisions of Section 16(b) of the Exchange Act, if any such exemption is available.

     Section 2.10 Conversion of the Purchaser Common Stock. Each share of the common stock, par value $0.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the Common Stock, par value $0.01 per share, of the Surviving Corporation.

     Section 2.11 Restructuring of the Merger. Notwithstanding Section 2.1, in the event that the opinion of Fried, Frank, Harris, Shriver & Jacobson referred to in Section 6.16(b) is not obtained as described therein, then upon the terms and subject to the conditions set forth in this Agreement at the Effective Time the Purchaser will be merged with and into the Company in accordance with the provisions of the Delaware Act. Following such merger, the Company will continue as the surviving corporation and the separate corporate existence of the Purchaser will cease. In such event, the term the "Merger" shall be deemed to refer to such merger and the term the "Surviving Corporation" shall be deemed to refer to such surviving corporation, in each case for all purposes hereunder.

                                    ARTICLE 3

                                     PAYMENT

     Section 3.1 Surrender of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent (the "Exchange Agent") to be designated by the Parent prior to the Effective Time with approval of the Company, which approval shall not be unreasonably withheld, the Merger Consideration in accordance with the provisions of Article 2 and this Article 3. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

     Section 3.2 Exchange Agent; Certificate Surrender Procedures.

          (a) As soon as reasonably practicable following the Effective Time, the Parent will deposit, or cause to be deposited, with the Exchange Agent,
     (i) certificates representing shares of Parent Common Stock and (ii) an amount in cash, sufficient to provide all shares of Parent Common Stock and funds necessary for the Exchange Agent to make payment of the Merger Consideration pursuant to Section 2.8 (the "Exchange Fund"). Pending payment of such cash to the holders of Certificates for shares of Company Common Stock, such cash will be held and may be invested by the Exchange Agent as the Parent directs (so long as such directions do not impair the rights of holders of Company Common Stock) in the direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest or commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or the Parent, as the Parent directs. The Parent will promptly replace any monies lost through any investment made pursuant to this Section 3.2(a).

          (b) As soon as reasonably practicable after the Effective Time, the Parent will instruct the Exchange Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Exchange Agent, will contain provisions to allow stockholders to exercise their election rights if the last sentence of Section 5(g) of Annex III hereto is applicable, will be in such form and have such other provisions as the Parent will reasonably specify and will be in a form reasonably satisfactory to the Company) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Commencing immediately after the Effective Time, upon the surrender to the Exchange Agent of such Certificate or Certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration in accordance with the provisions of Section 2.8.

     Section 3.3 Transfer Books. The stock transfer books of the Company will be closed at the Effective Time and no transfer of any shares of Company Common Stock outstanding immediately prior to the Effective Time will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Company Common Stock prior to the

Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, the Merger Consideration will be paid to the transferee in accordance with the provisions of Section 3.2(b) only if the Certificate is surrendered as provided in Section 3.2 and accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

     Section 3.4 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to the Parent upon demand, and each holder of Company Common Stock who has not theretofore surrendered Certificates in accordance with the provisions of this Article 3 will thereafter look only to the Parent for satisfaction of such holder's claims for the Merger Consideration.

     Section 3.5 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder is entitled to appraisal rights under Section 262 of the Delaware Act and shall demand to be paid the fair cash value of such holder's shares of Company Common Stock, as provided in Section 262 of the Delaware Act, such shares shall not be converted into or be exchangeable for the right to receive the Merger Consideration except as provided in this Section 3.5, and the Company shall give the Parent notice of any demand for appraisal rights under Section 262 of the Delaware Act received by the Company, and the Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of the Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to an appraisal under Section 262 of the Delaware Act, the shares of Company Common Stock held by such Dissenting Stockholder shall thereupon be treated as though such shares had been converted into the right to receive the Merger Consideration at the Effective Time pursuant to Section 2.8.

     Section 3.6 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 2.8.

     Section 3.7 No Rights as Stockholder.

          (a) From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise provided in this Agreement or by applicable law, and the Parent will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration in accordance with the provisions of Article 2 hereof and this Article 3, provided, however, that each holder of a Certificate that has become entitled to any declared and unpaid dividend will continue to be entitled to such dividend following the Effective Time, and the Surviving Corporation will pay such dividend to such holder in the amount and on the date specified therefor by the Company Board at the time of declaration thereof.

          (b) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid in respect of any Company Common Stock formerly represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

     Section 3.8 Withholding. The Parent will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Common Stock all amounts relating to federal and state income and payroll taxes required by law to be deducted or withheld therefrom.

     Section 3.9 Escheat. Neither the Parent, the Purchaser nor the Company will be liable to any former holder of Company Common Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate has not been surrendered for the Merger Consideration prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent and the Purchaser that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with the SEC since December 31, 1999, and publicly available prior to the date of this Agreement or as disclosed in the letter dated as of the date of this Agreement from the Company to the Parent (the "Company Disclosure Letter"):

     Section 4.1 Organization. The Company and each of its Subsidiaries is (a) a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted, and (c) is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business as a foreign corporation in each other jurisdiction where such qualification is required, except, in the case of clauses (a) (as it relates to the Subsidiaries), (b) and
(c) above, where such failure, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of the Company and its Subsidiaries taken as a whole (other than changes or effects relating to the economy in general, the securities markets in general or the shipbuilding or defense industries in general and not specifically relating to the Company) or the ability of the Company to consummate the Merger and to perform its obligations under this Agreement (a "Company Material Adverse Effect"). The Company has delivered to the Parent correct and complete copies of its certificate of incorporation and bylaws, as presently in effect, and, upon request, will make available to the Parent after the date of this Agreement correct and complete copies of the charters and bylaws, as presently in effect, of each of its "significant subsidiaries", as such term is defined in Regulation S-X of the Exchange Act (the "Significant Company Subsidiaries").

     Section 4.2 Authorization of Transaction; Enforceability. The Company has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder, other than obtaining the Company Stockholder Approval (as defined in Section 6.8(d)), if necessary, and the filing of the Certificate of Merger. The Company Board, at a meeting thereof duly called and held, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, are advisable and fair to and in the best interests of the Company and its stockholders; (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects; and (iii) unanimously resolved to recommend that the stockholders of the Company accept the Offer, tender their shares of Company Common Stock thereunder to the Purchaser and adopt this Agreement. In addition, the Company consents to the inclusion of such recommendation and approval in the Offer Documents. In connection with its adoption of the foregoing resolutions, the Company Board received the opinion (the "CSFB Opinion") of Credit Suisse First Boston Corporation, financial advisor to the Company Board, to the effect that, as of the date of such opinion, the Offer Consideration and the Merger Consideration are fair to the holders of shares of Company Common Stock (other than the Parent and its affiliates), from a financial point of view. The Company will deliver to the Parent a correct and complete copy of such CSFB Opinion, promptly following receipt thereof. Assuming due execution and authorization by the Parent and the Purchaser, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors' rights generally and by general principals of equity relating to enforceability.

     Section 4.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Exchange Act and the "blue sky" laws and regulations of various states, (b) the filing of the Certificate of Merger pursuant to the Delaware Act and any applicable documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business and (c) any filings required under the rules and regulations of the New York Stock Exchange, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration with respect to, or result in the creation or imposition of any lien, encumbrance, security interest or other claim (a "Lien") upon any property of the Company or any of its Subsidiaries pursuant to (i) the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) any law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject or (iii) any agreement or commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for such matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect and for such matters arising as a result of the Company not being the Surviving Corporation in the Merger.

     Section 4.4 Capitalization.

          (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 70 million shares of Company Common Stock, par value $0.01 per share, and 10 million shares of Preferred Stock, par value $0.01 per share, of which 400,000 shares have been designated as Series A Participating Cumulative Preferred Stock, par value $0.01 per share, none of which shares of preferred stock have been issued. As of the close of business on November 1, 2001, (i) 35,397,728 shares of Company Common Stock were issued and outstanding, (ii) 31,176 shares of Company Common Stock were subject to restricted stock grants, (iii) 2,239 shares were held by the Company as treasury shares, (iv) 22,090,000 shares were reserved for issuance pursuant to the Stock Plans, and (v) 400,000 shares of Company Series A Participating Cumulative Preferred Stock were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of June 10, 1998 (as amended from time to time) (the "Company Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

          (b) Other than (i) Stock Options to acquire an aggregate of not more than 2,359,496 shares of Company Common Stock granted by the Company to current and former directors, officers, employees and advisors of the Company and its Subsidiaries, and (ii) the Company Rights, as of the date of this Agreement, there are no outstanding or authorized options, warrants, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any Significant Company Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, dividend equivalent rights or similar rights with respect to the Company or any Significant Company Subsidiary. The Company Disclosure Letter sets forth the aggregate number of outstanding Stock Options and the aggregate number of Company Stock-Based Awards and the average weighted exercise price of the Stock Options and the average weighted base price of the Company Stock-Based Awards.

          (c) As of November 1, 2001, the trust under the SECT is the owner of 5,797,553 shares of Company Common Stock.

          (d) Neither the Company nor any Significant Company Subsidiary is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any Significant Company Subsidiary.

          (e) Prior to the date of this Agreement, the Company Board has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement.

          (f) All of the outstanding shares of the capital stock of each of the Company's Subsidiaries have been validly issued, are fully paid and nonassessable and as of the date of this Agreement are owned by the Company or one of its Subsidiaries, free and clear of any Lien other than Permitted Liens, except where the failure to be validly issued, fully paid or nonassessable is not reasonably likely to have a Company Material Adverse Effect. Except for its Subsidiaries, as of the date of this Agreement, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture or other entity.

          (g) The number of shares of Company Common Stock required to be validly tendered to satisfy the Minimum Condition, calculated as of November 1, 2001, is 18,878,613.

     Section 4.5 Company Reports; Proxy Statement.

          (a) The Company has since December 31, 1999 filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein, the "Company SEC Documents") required to be filed by the Company with the SEC pursuant to the provisions of the Securities Act of 1933 (as amended, the "Securities Act"), or Section 12(b), 12(g) or 15(d) of the Exchange Act. Each of the Company SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Company SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any reports, forms, statements or other documents pursuant to the Securities Act or Section 12(b), 12(g) or 15(d) of the Exchange Act.

          (b) Each of the consolidated financial statements (including related notes) included in the Company SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Company SEC Documents has been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied during the periods involved, except

     (i) as noted therein, (ii) to the extent required by changes in GAAP or
     (iii) in the case of unaudited interim financial statements, normal recurring year-end audit adjustments and as permitted by Form 10-Q of the SEC.

          (c) The Schedule 14D-9 and the Proxy Statement to be filed by the Company pursuant to this Agreement will comply in all material respects with the applicable requirements of the Exchange Act and will not, at the time the Schedule 14D-9 or the definitive Proxy Statement is filed with the SEC, as the case may be, and mailed to the stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made herein by the Company with respect to any information, if any, supplied by the Parent or the Purchaser for inclusion in the Schedule 14D-9 or the Proxy Statement. The information regarding the Company to be provided to the Parent and the Purchaser for inclusion in the Form S-4 and the Schedule TO will not, at the time such information is provided, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.6 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since June 30, 2001, and (c) other liabilities and obligations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

     Section 4.7 Absence of Material Adverse Effect and Certain Events. Since June 30, 2001 to the date of this Agreement, (i) there has not been a Company Material Adverse Effect nor has there occurred any event, change, effect or development which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any capital stock of the Company or any purchase, redemption or other acquisition for value by the Company of any capital stock except in the ordinary course of business, consistent with past practice; (iii) any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company; (iv) (A) any granting by the Company or any Subsidiary of the Company to any director or executive officer of the Company or any Subsidiary of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of June 30, 2001, (B) any granting by the Company or any Subsidiary of the Company to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of June 30, 2001, or (C) any entry by the Company or any Subsidiary of the Company into any employment, severance or termination agreement with any such director or executive officer; (v) any change in accounting methods, principles or practices by the Company or any Subsidiary of the Company materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or by Law; or (vi) any material elections with respect to Taxes by the Company or any Subsidiary of the Company (other than those elections reflected on Tax Returns filed as of the date hereof) or settlement or compromise by the Company or any Subsidiary of the Company of any material Tax Liability or refund.

     Section 4.8 Litigation and Legal Compliance.

          (a) As of the date of this Agreement, the Company Disclosure Letter sets forth each instance in which the Company or any of its Subsidiaries is
     (i) subject to any material unsatisfied judgment order, decree, stipulation, injunction or charge or (ii) a party to or, to the Company's knowledge, threatened to be made a party to any material charge, complaint, action, suit, proceeding or hearing of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except for judgments, orders, decrees, stipulations, injunctions, charges, complaints, actions, suits, proceedings and hearings which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no judicial or administrative actions or proceedings pending or, to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement, which, if adversely determined, are reasonably likely to have a Company Material Adverse Effect.

          (b) Except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and except for Taxes and Environmental Laws, which are the subject of Section 4.10 and Section 4.12, respectively, the Company and its Subsidiaries are in compliance with each law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject.

     Section 4.9 Contract Matters.

          (a) Neither the Company nor any of its Subsidiaries is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation of) any term, condition or provision of any note, mortgage, indenture, loan agreement, other evidence of indebtedness, guarantee, license, lease, agreement or other contract, instrument or contractual obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective assets is bound, except for any such default or violation which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (b) With respect to each contract, agreement, bid or proposal between the Company or any of its Subsidiaries and any domestic or foreign government or governmental agency, including any facilities contract for the use of government-owned facilities (a "Company Government Contract"), and each contract, agreement, bid or proposal that is a subcontract between the Company or any of its Subsidiaries and a third party relating to a contract between such third party and any domestic or foreign government or governmental agency (a "Company Government Subcontract"), (i) the Company and each of its Subsidiaries have complied with all terms and conditions of such Company Government Contract or Company Government Subcontract, including all clauses, provisions and requirements incorporated expressly by reference therein, (ii) the Company and each of its Subsidiaries have complied with all requirements of all laws, rules, regulations or agreements pertaining to such Company Government Contract or Company Government Subcontract, including where applicable the Cost Accounting Standards disclosure statement of the Company or such Subsidiary, (iii) as of the date of this Agreement, neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Company or any of its Subsidiaries, in writing or orally, that the Company or any of its Subsidiaries has breached or violated any law, rule, regulation, certification, representation, clause, provision or requirement pertaining to such Company Government Contract or Company Government Subcontract, (iv) neither the Company nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Company Government Contract or Company Government Subcontract, (v) as of the date of this Agreement, other than in the ordinary course of business, no cost incurred by the Company or any of its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any government or governmental agency, and (vi) as of the date of this Agreement, no payments due to the Company or any of its Subsidiaries pertaining to such Company Government Contract or Company Government Subcontract has been withheld or set off, nor has any claim been made to withhold or set off money, and the Company and its Subsidiaries are entitled to all progress payments received to date with respect thereto, except in each such case for any such failure, noncompliance, breach, violation, termination, cost, investigation, disallowance or payment which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (c) To the Company's knowledge, neither the Company nor any of its Subsidiaries, any of the respective directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries is or since January 1, 2000 has been under administrative, civil or criminal investigation, indictment or information by any government or governmental agency or any audit or in investigation by the Company or any of its Subsidiaries with respect to any alleged act or omission arising under or relating to any Company Government Contract or Company Government Subcontract except for any investigation, indictment, information or audit relating to matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (d) There exist (i) no material outstanding claims against the Company or any of its Subsidiaries, either by any government or governmental agency or by any prime contractor, subcontractor, vendor or other person or entity, arising under or relating to any Company Government Contract or Company Government Subcontract, and (ii) no disputes between the Company or any of its Subsidiaries and the United States government under the Contract Disputes Act or any other federal statute or between the Company or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Company Government Contract or Company Government

     Subcontract, except for any such claim or dispute which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has (i) any interest in any pending or potential material claim against any government or governmental agency or (ii) any interest in any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Company Government Contract or Company Government Subcontract, which, if adversely determined against the Company, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

          (e) Since January 1, 2000, neither the Company nor any of its Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any other government or governmental agency (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Company's knowledge, there exists no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, any of its Subsidiaries or any of their respective directors, officers or employees. No payment has been made by or on behalf of the Company or any of its Subsidiaries in connection with any Company Government Contract or Company Government Subcontract in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, as amended, except for any such violation or failure to disclose which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

     Section 4.10 Tax Matters.

          (a) For each taxable period beginning on or after January 1, 1997, the Company and each of its Subsidiaries have timely filed all required returns, declarations, reports, claims for refund or information returns and statements, including any schedule or attachment thereto (collectively "Tax Returns"), relating to any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto and including any liability for the taxes of any other person or entity under Treasury Regulation Section 1.1502-6 (or any similar state, local or foreign law, rule or regulation), and any liability in respect of any tax as a transferee or successor, by law, contract or otherwise (collectively "Taxes"), and all such Tax Returns are accurate and complete in all respects, except to the extent any such failure to file or any such inaccuracy in any filed Tax Return, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. All Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with generally accepted accounting principles in the financial statements of the Company, except to the extent any such failure to pay or reserve, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (b) No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending, except (i) requests for waivers for income Taxes for periods referred to in Section 4.10(c) (or subsequent periods) or (ii) to the extent any such deficiency or request for waiver, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (c) The Company Disclosure Letter sets forth the periods, as of the date of this Agreement, of the federal income Tax Returns of the Company and its Subsidiaries being examined by the Internal Revenue Service.

          (d) Except for Liens for current Taxes not yet due and payable or which are being contested in good faith, there is no Lien affecting any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax, except for Liens which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (e) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement with any person other than the Company or any of its Subsidiaries other than the agreement dated as of December 11, 1996 between the Company, Tenneco Inc., New Tenneco Inc. and El Paso Natural Gas Company.

          (f) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or
     (ii) in a distribution which could otherwise constitute part of a "plan" or series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Offer or the Merger.

          (g) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 4.11 Employee Benefit Matters.

          (a) The Company has made available to the Parent each plan, program, agreement or arrangement constituting a material employee welfare benefit plan (an "Employee Welfare Benefit Plan") as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 (as amended, "ERISA"), or a material employee pension benefit plan (an "Employee Pension Benefit Plan") as defined in Section 3(2) of ERISA, and each other material employee benefit plan, agreement, program or arrangement or employment practice maintained by the Company or any of its Subsidiaries with respect to any of its current or former employees or to which the Company or any of the Company Subsidiaries contributes or is required to contribute with respect to any of its current or former employees (collectively, the "Company Plans"). With respect to each Company Plan:

               (i) such Company Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all respects with its written terms and complies in form and operation with the applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, except for failures of administration or compliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

               (ii) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to such Company Plan, except for failures of filing or distribution which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

               (iii) the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code have been met with respect to each such Company Plan which is an Employee Welfare Benefit Plan, except for failures which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

               (iv) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Company Plan have been timely made or have been reflected on the financial statements contained in the Company's most recent Form 10-K or Form 10-Q included in the Company SEC Documents except for failures which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

               (v) each such Company Plan which is an Employee Pension Benefit Plan (other than a plan that is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA) intended to be a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and no event has occurred which could reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter except where the lack of a favorable determination letter is not reasonably likely to have a Company Material Adverse Effect;

               (vi) the Company has made available and will continue to make available to the Parent, upon its request, correct and complete copies of the plan documents and most recent summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Company Plan (but excluding the failure to make available any such document which is not material). The valuation summaries provided by the Company to the Parent reasonably represent the assets and liabilities attributable to each Company Plan which is an Employee Pension Benefit Plan (other than any "multiemployer plan" as defined in Section 3(37) of ERISA ("Multiemployer Plan")) or an Employee Welfare Benefit Plan providing retiree medical or life benefits calculated in accordance with the Company's past practices, but excluding any failure which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

               (vii) no Company Plan which is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under Section 401(a)(29) of the Code or Section 307 of ERISA, except any such action which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect; and

               (viii) neither the Company nor any of its Subsidiaries has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material employee benefit plan or to materially modify or change any Company Plan affecting any employee or terminated employee of the Company or any of its Subsidiaries, except any such action which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Company or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:

               (i) no such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated (other than any termination which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect), no reportable event (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived, as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation, has occurred but has not yet been so reported (but excluding any failure to report which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect), and no proceeding by the Pension Benefit Guaranty Corporation to terminate such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted;

               (ii) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the Company's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened, but excluding, from each of the foregoing, events or circumstances which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect; and

               (iii) other than routine claims for benefits, none of the Company or any of its Subsidiaries or related entities has incurred, and the Company has no reason to expect that the Company or any of its Subsidiaries or related entities will incur, any liability under Subtitle C or D Title IV of ERISA or under the Code with respect to any Company Plan that is an Employee Pension Benefit Plan, other than liabilities which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (c) Neither the Company nor any of its Subsidiaries presently contributes to, nor, since January 1, 1997, have they been obligated to contribute to, a Multiemployer Plan, other than obligations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (d) Other than pursuant to a Company Plan, neither the Company nor any of its Subsidiaries has any obligation to provide medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), other than obligations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (e) Except as set forth in Section 4.11(e) of the Company Disclosure Letter, no Company Plan contains any provision that would prohibit the transactions contemplated by this Agreement, would give rise to any severance, termination or other payments as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), or would cause any payment, acceleration or increase in benefits provided by any Company Plan as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), but excluding any benefit acceleration or increase which would not have a Company Material Adverse Effect.

          (f) As of the date hereof, the amount of indebtedness that the SECT owes the Company is not less than $195,000,000.

     Section 4.12 Environmental Matters.

          (a) Except for matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries are, and, to the Company's knowledge, since January 1, 1999 have been in compliance in all respects with all Environmental Laws (as defined in Section 4.12(b)) in connection with the ownership, use, maintenance and operation of their owned, operated or leased real property or otherwise in connection with their operations, (ii) neither the Company nor any of its Subsidiaries has any liability, whether contingent or otherwise, under, or for any violations of, any Environmental Law, (iii) no written notices of any violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Company or any of its Subsidiaries since January 1, 1999 that are currently outstanding and unresolved as of the date of this Agreement, and, to the Company's knowledge, there are no other outstanding notices that are unresolved for which the Company or any of its Subsidiaries have responsibility, (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Company or any of its Subsidiaries, (v) the Company and its Subsidiaries possess valid environmental permits required by any Environmental Law in connection with the ownership, use, maintenance and operation of their respective owned, operated and leased real property, and (vi) to the knowledge of the Company, no material changes to or alterations of the practices or operations of the Company or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Company and its Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws. The Company Disclosure Letter sets forth the amount reserved as of December 31, 2000 by the Company for compliance with all Environmental Laws.

          (b) The term "Environmental Law" as used in this Agreement means any applicable and binding law, rule, regulation, permit, order, writ, injunction, judgment or decree with respect to the protection or preservation of the environment or the promotion of worker health and safety, including any such law, rule, regulation, permit, order, writ, injunction, judgment or decree relating to Hazardous Materials (as defined in Section 4.12(c)). Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder, each as amended (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, (ii) the Solid Waste Disposal Act, (iii) the Hazardous Materials Transportation Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, (vii) the Safe Drinking Water Act,
     (viii) the National Environmental Policy Act of 1969, (ix) the Superfund Amendments and Reauthorization Act of 1986, (x) Title III of the Superfund Amendments and Reauthorization Act, (xi) the Federal Insecticide, Fungicide and Rodenticide Act and (xii) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials.

          (c) The term "Hazardous Materials" as used in this Agreement means each and every compound, chemical mixture, contaminant, pollutant, material, waste or other substance (i) that is defined or has been identified as hazardous or toxic under any Environmental Law or (ii) the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment of which is prohibited or regulated under any Environmental Law. Without limiting the generality of the foregoing, the term will include (i) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and regulations promulgated thereunder, each as amended, (ii) "extremely hazardous substance" as defined in the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendments and Reauthorization Act and regulations promulgated thereunder, each as amended, (iii) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended, (iv) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (v) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulations promulgated thereunder, each as amended, (vi) petroleum and petroleum products and byproducts and (vii) asbestos.

     Section 4.13 Title. The Company and its Subsidiaries have good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except (a) Liens for current Taxes or assessments not delinquent, (b) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not delinquent, (c) the rights, if any, of vendors having possession of tooling of the Company and its Subsidiaries, (d) liens arising from the receipt by the Company and its Subsidiaries of progress payments by the United States government, (e) Liens securing rental payments under capital lease arrangements and (f) other Liens which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect (collectively, "Permitted Liens").

     Section 4.14 Intellectual Property Matters.

          (a) The Company and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations as presently conducted and as presently proposed to be conducted, except where the failure to have such rights, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party, except for any charges, complaints, claims, demands or notices relating to matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Since January 1, 2000, to the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries, except for misappropriations and violations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (b) The term "Intellectual Property" as used in this Agreement means, collectively, patents, patent disclosures, trademarks, service marks, logos, trade names, copyrights and mask works, and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated good will with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and all other intellectual property rights (in whatever form or medium).

     Section 4.15 Labor Matters. As of the date of this Agreement, there are no controversies pending or, to the Company's knowledge, threatened between the Company or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that are reasonably likely to have a Company Material Adverse Effect or are reasonably likely to result in a material labor strike, dispute, slow-down or work stoppage. As of the date of this Agreement, the Company is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. As of the date of this Agreement, there are no current U.S. Department of Labor, Office of Federal Contract Compliance Programs ("OFCCP") or Equal Employment Opportunity Commission audits, except for any audits relating to matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, as of the date of this Agreement, there are no OFCCP conciliation agreements in effect.

     Section 4.16 Rights Agreement.

          (a) The Company has taken all requisite action under the Company Rights Agreement to cause the provisions of the Company Rights Agreement not to be applicable to this Agreement, the Offer, the Merger or the other transactions contemplated hereby and to provide for the expiration of the Company Rights upon the Consummation of the Offer.

          (b) The Company Rights Agreement applies to any acquisition by General Dynamics Corporation ("General Dynamics") of Beneficial Ownership of more than 15% of the Common Shares (each as defined in the Company Rights Agreement).

     Section 4.17 State Takeover Laws. The Company Board has approved the Offer, the Merger and this Agreement and, assuming the accuracy of the Parent's and the Purchaser's representations in Section 5.18, such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby the restrictions on "business combinations" set forth in Section 203 of the Delaware Act. To the Company's knowledge, no other "fair price," "moratorium," "control share," "business combination," "affiliate transaction," or other anti-takeover statute or similar statute or regulation of any state is applicable to the Offer, the Merger, this Agreement and the other transactions contemplated hereby.

     Section 4.18 Brokers' Fees. Except for the fees and expenses payable by the Company to Credit Suisse First Boston, neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement. The Company has delivered to the Parent a correct and complete copy of the engagement letter between the Company and Credit Suisse First Boston relating to the transactions contemplated by this Agreement, which letter describes the fees payable to Credit Suisse First Boston in connection with this Agreement.

     Section 4.19 Termination of General Dynamics Merger Agreement. The Agreement and Plan of Merger dated as of April 24, 2001 (the "General Dynamics Merger Agreement") among General Dynamics, Grail Acquisition Corporation and the Company has been validly terminated pursuant to Section 8.1(a) of the General Dynamics Merger Agreement and, except as provided in Section 8.3(b) thereof, is of no further force and effect and the parties thereto have no rights, claims or obligations thereunder. Neither such termination nor the execution, delivery or performance of this Agreement has or will provide General Dynamics with any right or claim that any Termination Fee (as defined in the General Dynamics Merger Agreement) is payable to General Dynamics.

     Section 4.20 Nuclear Risks. To the knowledge of the Company, all Company Government Contracts and all Company Government Subcontracts that require or have required the Company or any of its Subsidiaries (when each such Subsidiary was directly or indirectly a Subsidiary of the Company and not before) to perform work involving nuclear risks (i) have at all times been performed in compliance with applicable statutes and regulations and no such performance has been or is in violation of any applicable statute or regulation, except for such failures to comply as would not reasonably be expected to result in a Company Material Adverse Effect, and (ii)(A) have contained or contain contractual indemnification by the U. S. Government under the authority of Public Law 85-804 or 10 U.S.C. Section 2354 or the Price-Anderson

Act, as implemented by Executive Order and regulation, and (B) such indemnities are in full force and effect.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                                AND THE PURCHASER

     The Parent and the Purchaser represent and warrant, jointly and severally, to the Company that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Parent with the SEC since December 31, 1999, and publicly available prior to the date of this Agreement or as disclosed in the letter dated as of the date of this Agreement from the Parent to the Company (the "Parent Disclosure Letter"):

     Section 5.1 Organization. Each of the Purchaser, the Parent and each of the Parent's Subsidiaries is (a) a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted, and (c) is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business as a foreign corporation in each other jurisdiction where such qualification is required, except, in the case of clauses (a) (as it relates to the Subsidiaries), (b) and (c) above, where such failure, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of the Parent and its Subsidiaries taken as a whole (other than changes or effects relating to the economy in general, the securities markets in general or the shipbuilding, defense or other industries in which the Parent operates in general and not specifically relating to the Parent) or the ability of the Parent to consummate the Merger and to perform its obligations under this Agreement (a "Parent Material Adverse Effect"). The Parent has delivered to the Company correct and complete copies of the certificates of incorporation and bylaws, as presently in effect, of the Parent and the Purchaser and, upon request, will make available to the Company after the date of this Agreement correct and complete copies of the charters and bylaws, as presently in effect, of each of the Parent's "significant subsidiaries", as such term is defined in Regulation S-X of the Exchange Act (the "Significant Parent Subsidiaries"). All of the outstanding shares of the capital stock of the Purchaser have been validly issued, are fully paid and nonassessable and are owned by the Parent free and clear of any Lien. The Purchaser has been organized solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has not engaged in any business other than contemplated by this Agreement.

     Section 5.2 Authorization of Transaction; Enforceability. Each of the Parent and the Purchaser has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Offer, the Merger and the other transactions contemplated hereby and to perform its obligations hereunder and, in the case of the Parent, to issue shares of Parent Common Stock as part of the Offer Consideration and the Merger Consideration (the "Share Issuance"). The Parent has, simultaneously with the execution and delivery hereof, executed a written consent in lieu of a special meeting of the sole stockholder of the Purchaser in accordance with Section 228 of the Delaware Act adopting and approving this Agreement. No vote of any class or series of the Parent's capital stock is necessary to approve and adopt this Agreement, the Offer, the Merger, the Share Issuance or the other transactions contemplated hereby. Each of the Board of Directors of the Parent (the "Parent Board") and the Board of Directors of the Purchaser, has duly adopted resolutions by the requisite majority vote approving and declaring advisable this Agreement, the Offer, the Merger, the Share Issuance and the other transactions contemplated hereby and determining that the Agreement, the Offer, the Merger, the Share Issuance and the other transactions contemplated hereby are in the best interests of the Parent and its stockholders and of the Purchaser and its sole stockholder, as the case may be. The foregoing resolutions of each such Board of Directors have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement. This Agreement constitutes the valid and legally binding obligation of each of the Parent and the Purchaser, enforceable against the Parent and the Purchaser in accordance with its terms and conditions.

     Section 5.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Exchange Act and the "blue sky" laws and regulations of various states, (b) the filing of the Certificate of Merger under the Delaware Act and (c) any filings required under the rules and regulations of the New York Stock Exchange, neither the execution and delivery of this Agreement by the Parent or the Purchaser, nor the consummation by the Parent or the Purchaser of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration with respect to, or result in the creation or imposition or any Lien upon any property of the Parent or the Purchaser, or result in the breach of (i) the certificate of incorporation or bylaws of the Parent or the Purchaser, (ii) any law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Parent, the Purchaser, any of the Parent's Subsidiaries or any of their respective properties is bound or is subject or (iii) any agreement or commitment to which the Parent, the Purchaser or any of the Parent's Subsidiaries is a party or by which the Parent, the Purchaser or any of the Parent's Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for such matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. The Parent has received all requisite approvals from the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all requisite waiting periods thereunder have expired, in each case with respect to the Offer, the Merger and the other transactions contemplated hereby.

     Section 5.4 Capitalization.

          (a) As of the date of this Agreement, the authorized capital stock of the Parent consists of 400,000,000 shares of Parent Common Stock, of which, as of September 30, 2001, 85,671,983 shares of Parent Common Stock were issued and outstanding (each together with a right to purchase preferred stock of the Parent (the "Parent Rights") issued pursuant to the Rights Agreement between the Parent and Chase Mellon Shareholder Services, L.L.C., dated as of September 23, 1998 (the "Parent Rights Agreement")), and 10,000,000 shares of preferred stock, $1.00 par value per share, of which 3,500,000 shares of Series B preferred stock ("Series B Preferred Stock") are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of September 30, 2001,

     (i) 6,876,252 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and (ii) there were 179,570 shares of Parent Common Stock subject to Parent restricted stock rights and up to 2,171,394 shares of Parent Common Stock issuable under Parent restricted performance stock rights outstanding. Between September 30, 2001 and the date hereof, no shares of the Parent's capital stock have been issued other than pursuant to stock options already in existence on such date and except for grants of stock options, restricted stock rights and restricted performance stock rights to employees, officers and directors in the ordinary course of business consistent with past practice. Between September 30, 2001 and the date hereof, no stock options have been granted. Except as set forth above and except for the Parent Rights, as of the date hereof, there are not outstanding (i) any shares of capital stock or other voting securities of the Parent, (ii) any securities of the Parent or its Subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of the Parent, (iii) any options or other rights to acquire from the Parent or its Subsidiaries or any obligations of the Parent or its Subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Parent and (iv) except for Parent's Non-Employee Directors Equity Participation Plan, any equity equivalent interests in the ownership or earnings of the Parent of its Subsidiaries or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.

          (b) The Parent Common Stock and the Parent Rights constitute the only classes of equity securities of Parent or its Subsidiaries registered or required to be registered under the Exchange Act.

          (c) Other than (i) options to acquire an aggregate of not more than 6,871,257 shares of Parent Common Stock granted by the Parent to current and former directors, officers, employees and advisors of the Parent and its Subsidiaries, and (ii) the Parent Rights, as of the date of this Agreement, there are no outstanding or authorized options, warrants, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Parent or any of the Significant Parent Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, dividend equivalent rights or similar rights with respect to the Parent or any of the Significant Parent Subsidiaries.

          (d) Neither the Parent nor any of the Significant Parent Subsidiaries is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Parent or any of the Significant Parent Subsidiaries.

          (e) All of the outstanding shares of the capital stock of each of the Parent's Subsidiaries have been validly issued, are fully paid and nonassessable and as of the date of this Agreement are owned by the Parent or one of its Subsidiaries, free and clear of any Lien other than Permitted Liens, except where the failure to be validly issued, fully paid or nonassessable is not reasonably likely to have a Parent Material Adverse Effect. Except for its Subsidiaries, as of the date of this Agreement, the Parent does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture or other entity.

     Section 5.5 Parent Reports.

          (a) The Parent has since December 31, 1999 filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein, the "Parent SEC Documents") required to be filed by the Parent with the SEC pursuant to the provisions of the Securities Act or Section 12(b), 12(g) or 15(d) of the Exchange Act. Each of the Parent SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the Parent SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Parent is required to file any reports, forms, statements or other documents pursuant to the Securities Act or Section 12(b), 12(g) or 15(d) of the Exchange Act other than for supplemental consolidating statements contained in financial notes to the Parent SEC Documents with respect to Litton Industries, Inc. for the year 2001 only.

          (b) Each of the consolidated financial statements (including related notes) included in the Parent SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Parent and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Parent SEC Documents has been prepared in accordance with GAAP, consistently applied during the periods involved, except (i) as noted therein, (ii) to the extent required by changes in GAAP or (iii) in the case of unaudited interim financial statements, normal recurring year-end audit adjustments and as permitted by Form 10-Q of the SEC.

     Section 5.6 No Undisclosed Liabilities. The Parent and its Subsidiaries have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Parent SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since June 30, 2001, and (c) other liabilities and obligations which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

     Section 5.7 Absence of Material Adverse Effect and Certain Events. Since June 30, 2001 to the date of this Agreement, (i) there has not been a Parent Material Adverse Effect nor has there occurred any event, change, effect or development which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any capital stock of the Parent or any purchase, redemption or other acquisition for value by the Parent of any of its capital stock except in the ordinary course of business, consistent with past practice;
(iii) any split, combination or reclassification of any capital stock of the Parent or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Parent; or (iv) any change in accounting methods, principles or practices by the Parent or any Subsidiary of the Parent materially affecting the consolidated assets, liabilities or results of operations of the Parent, except insofar as may have been required by a change in GAAP or by Law.

     Section 5.8 Litigation and Legal Compliance.

          (a) As of the date of this Agreement, the Parent Disclosure Letter sets forth each instance in which the Parent or any of its Subsidiaries is
     (i) subject to any material unsatisfied judgment order, decree, stipulation, injunction or charge or (ii) a party to or, to the Parent's knowledge, threatened to be made a party to any material charge, complaint, action, suit, proceeding or hearing of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except for judgments, orders, decrees, stipulations, injunctions, charges, complaints, actions, suits, proceedings and hearings which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no judicial or administrative actions or proceedings pending or, to the Parent's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Parent in connection with this Agreement, which, if adversely determined, are reasonably likely to have a Parent Material Adverse Effect.

          (b) Except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect, and except for Taxes and Environmental Laws, which are the subject of Section 5.10 and Section 5.12, respectively, the Parent and its Subsidiaries are in compliance with each law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Parent or any of its Subsidiaries is subject.

     Section 5.9 Contract Matters.

          (a) Neither the Parent nor any of its Subsidiaries is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation of) any term, condition or provision of any note, mortgage, indenture, loan agreement, other evidence of indebtedness, guarantee, license, lease, agreement or other contract, instrument or contractual obligation to which the Parent or any of its Subsidiaries is a party or by which any of their respective assets is bound, except for any such default or violation which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

          (b) With respect to each contract, agreement, bid or proposal between the Parent or any of its Subsidiaries and any domestic or foreign government or governmental agency, including any facilities contract for the use of government-owned facilities (a "Parent Government Contract"), and each contract, agreement, bid or proposal that is a subcontract between the Parent or any of its Subsidiaries and a third party relating to a contract between such third party and any domestic or foreign government or governmental agency (a "Parent Government Subcontract"), (i) the Parent and each of its

     Subsidiaries have complied with all terms and conditions of such Parent Government Contract or Parent Government Subcontract, including all clauses, provisions and requirements incorporated expressly by reference therein, (ii) the Parent and each of its Subsidiaries have complied with all requirements of all laws, rules, regulations or agreements pertaining to such Parent Government Contract or Parent Government Subcontract, including where applicable the Cost Accounting Standards disclosure statement of the Parent or such Subsidiary, (iii) as of the date of this Agreement, neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Parent or any of its Subsidiaries, in writing or orally, that the Parent or any of its Subsidiaries has breached or violated any law, rule, regulation, certification, representation, clause, provision or requirement pertaining to such Parent Government Contract or Parent Government Subcontract, (iv) neither the Parent nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Parent Government Contract or Parent Government Subcontract, (v) as of the date of this Agreement, other than in the ordinary course of business, no cost incurred by the Parent or any of its Subsidiaries pertaining to such Parent Government Contract or Parent Government Subcontract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any government or governmental agency, and (vi) as of the date of this Agreement, no payments due to the Parent or any of its Subsidiaries pertaining to such Parent Government Contract or Parent Government Subcontract has been withheld or set off, nor has any claim been made to withhold or set off money, and the Parent and its Subsidiaries are entitled to all progress payments received to date with respect thereto, except in each such case for any such failure, noncompliance, breach, violation, termination, cost, investigation, disallowance or payment which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

          (c) To the Parent's knowledge, neither the Parent nor any of its Subsidiaries, any of the respective directors, officers, employees, consultants or agents of the Parent or any of its Subsidiaries is or since January 1, 2000 has been under administrative, civil or criminal investigation, indictment or information by any government or governmental agency or any audit or in investigation by the Parent or any of its Subsidiaries with respect to any alleged act or omission arising under or relating to any Parent Government Contract or Parent Government Subcontract except for any investigation, indictment, information or audit relating to matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

          (d) There exist (i) no material outstanding claims against the Parent or any of its Subsidiaries, either by any government or governmental agency or by any prime contractor, subcontractor, vendor or other person or entity, arising under or relating to any Parent Government Contract or Parent Government Subcontract, and (ii) no disputes between the Parent or any of its Subsidiaries and the United States government under the Contract Disputes Act or any other federal statute or between the Parent or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Parent Government Contract or Parent Government Subcontract, except for any such claim or dispute which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has

     (i) any interest in any pending or potential material claim against any government or governmental agency or (ii) any interest in any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Parent Government Contract or Parent Government Subcontract, which, if adversely determined against the Parent, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect.

          (e) Since January 1, 2000, neither the Parent nor any of its Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any other government or governmental agency (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Parent's knowledge, there exists no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Parent, any of its Subsidiaries or any of their respective directors, officers or employees. No payment has been made by or on behalf of the Parent or any of its Subsidiaries in connection with any Parent Government Contract or Parent Government Subcontract in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, as amended, except for any such violation or failure to disclose which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

     Section 5.10 Tax Matters.

          (a) For each taxable period beginning on or after January 1, 1997, the Parent and each of its Subsidiaries have timely filed all Tax Returns relating to any Taxes, and all such Tax Returns are accurate and complete in all respects, except to the extent any such failure to file or any such inaccuracy in any filed Tax Return, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect. All Taxes owed by the Parent or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with generally accepted accounting principles in the financial statements of the Parent, except to the extent any such failure to pay or reserve, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

          (b) No deficiency with respect to Taxes has been proposed, asserted or assessed against the Parent or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending, except (i) requests for waivers for income Taxes for periods referred to in Section 5.10(c) (or subsequent periods) or (ii) to the extent any such deficiency or request for waiver, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

          (c) The Parent Disclosure Letter sets forth the periods, as of the date of this Agreement, of the federal income Tax Returns of the Parent and its Subsidiaries being examined by the Internal Revenue Service.

          (d) Except for Liens for current Taxes not yet due and payable or which are being contested in good faith, there is no Lien affecting any of the assets or properties of the Parent or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax, except for Liens which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

          (e) Neither Parent nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or
     (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Offer or the Merger.

          (f) Neither the Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (g) The Parent has delivered to the Company an opinion (the "Initial Tax Opinion") from Fried, Frank, Harris, Shriver & Jacobson, counsel to Parent, dated the date hereof and based on the assumptions set forth therein and certain representations provided by the Parent and the Company, to the effect that (i) the Offer and the Merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of
     Section 368(a) of the Code and (ii) the Parent, the Purchaser and the Company will each be a "party to a reorganization" within the meaning of
     Section 368(b) of the Code.

     Section 5.11 Employee Benefit Matters. (a) The Parent has made available to the Company each Employee Welfare Benefit Plan or Employee Pension Benefit Plan, and each other material employee benefit plan, agreement, program or arrangement or employment practice maintained by the Parent or any of its Subsidiaries with respect to any of its current or former employees or to which the Parent or any of its Subsidiaries contributes or is required to contribute with respect to any of its current or former employees (collectively, the "Parent Plans"). With respect to each Parent Plan:

               (i) such Parent Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all respects with its written terms and complies in form and operation with the applicable requirements of ERISA and the Code and other applicable laws, except for failures of administration or compliance which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect;

               (ii) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Parent Plan have been timely made or have been reflected on the financial statements contained in the Parent's most recent Form 10-K or Form 10-Q included in the Parent SEC Documents except for failures which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect;

               (iii) each such Parent Plan which is an Employee Pension Benefit Plan (other than a plan that is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA) intended to be a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or has time remaining to file for a timely determination letter under the remedial amendment provisions of Section 401(b) of the Code), and no event has occurred which could reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter except where the lack of a favorable determination letter is not reasonably likely to have a Parent Material Adverse Effect;

               (iv) the Parent has made available and will, through the Effective Time, continue to make available to the Company, upon its request, correct and complete copies of the plan documents and most recent summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Parent Plan (but excluding the failure to make available any such document which is not material). The valuation summaries provided by the Parent to the Company reasonably represent the assets and liabilities attributable to each Parent Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) or an Employee Welfare Benefit Plan providing retiree medical or life benefits calculated in accordance with the Parent's past practices, but excluding any failure which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect;

               (v) no Parent Plan which is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under Section 401(a)(29) of the Code or Section 307 of ERISA, except any such action which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect; and

               (vi) neither the Parent nor any of its Subsidiaries has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material employee benefit plan or to materially modify or change any Parent Plan affecting any employee or terminated employee of the Parent or any of its Subsidiaries, except any such action which, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

          (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Parent or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:

               (i) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the Parent's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Parent's knowledge, threatened, but excluding, from each of the foregoing, events or circumstances which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect; and

               (ii) other than routine claims for benefits, none of the Parent or any of its Subsidiaries or related entities has incurred, and the Parent has no reason to expect that the Parent or any of its Subsidiaries or related entities will incur, any liability under Title IV of ERISA or under the Code with respect to any Parent Plan that is an Employee Pension Benefit Plan, other than liabilities which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

          (c) Neither the Parent nor any of its Subsidiaries presently contributes to, nor have they been obligated to contribute to, a Multiemployer Plan, other than obligations which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

     Section 5.12 Environmental Matters. Except for matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse
Effect: (i) the Parent and its Subsidiaries are, and, to the Parent's knowledge, since January 1, 1999 have been in compliance in all respects with all Environmental Laws in connection with the ownership, use, maintenance and operation of their owned, operated or leased real property or otherwise in connection with their operations, (ii) neither the Parent nor any of its Subsidiaries has any liability, whether contingent or otherwise, under, or for any violations of, any Environmental Law, (iii) no written notices of any violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Parent or any of its Subsidiaries since January 1, 1999 that are currently outstanding and unresolved as of the date of this Agreement, and, to the Parent's knowledge, there are no other outstanding notices that are unresolved for which the Parent or any of its Subsidiaries have responsibility, (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Parent's knowledge, investigations pending or, to the Parent's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Parent or any of its Subsidiaries, (v) the Parent and its Subsidiaries possess valid environmental permits required by any Environmental Law in connection with the ownership, use, maintenance and operation of their respective owned, operated and leased real property, and (vi) to the knowledge of the Parent, no material changes to or alterations of the practices or operations of the Parent or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Parent and its Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws.

     Section 5.13 Title. The Parent and its Subsidiaries have good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except (a) Liens for current Taxes or assessments not delinquent,

(b) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not delinquent, (c) the rights, if any, of vendors having possession of tooling of the Parent and its Subsidiaries,
(d) liens arising from the receipt by the Parent and its Subsidiaries of progress payments by the United States government, (e) Liens securing rental payments under capital lease arrangements and (f) other Liens which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

     Section 5.14 Intellectual Property Matters. The Parent and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations as presently conducted and as presently proposed to be conducted, except where the failure to have such rights, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party, except for any charges, complaints, claims, demands or notices relating to matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. Since January 1, 2000, to the Parent's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Parent or any of its Subsidiaries, except for misappropriations and violations which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

     Section 5.15 Labor Matters. As of the date of this Agreement, there are no controversies pending or, to the Parent's knowledge, threatened between the Parent or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that are reasonably likely to have a Parent Material Adverse Effect or are reasonably likely to result in a material labor strike, dispute, slow-down or work stoppage. As of the date of this Agreement, the Parent is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Parent or any of its Subsidiaries, except for efforts that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no current U.S. Department of Labor, OFCCP or Equal Employment Opportunity Commission audits, except for any audits relating to matters which, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. To the knowledge of the Parent, as of the date of this Agreement, there are no material OFCCP conciliation agreements in effect.

     Section 5.16 Brokers' Fees. Except for the fees and expenses payable by the Parent to Salomon Smith Barney Inc., neither the Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 5.17 Adequate Cash Resources. The Parent has adequate resources for obtaining and providing the aggregate Merger Consideration and the Offer Consideration, to the extent required to be paid in cash, in the amount and at the time required under this Agreement.

     Section 5.18 No Capital Ownership in the Company. Neither the Parent nor any of its Subsidiaries owns any shares of Company Common Stock.

     Section 5.19 Information for the Schedules TO and 14D-9, the Form S-4 and Proxy Statement. The Form S-4 (i) complies and will comply in all material respects with the applicable requirements of the Securities Act and (ii) does not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule TO complies and will comply in all material respects with the applicable requirements of the Exchange Act and does not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made herein by the Parent with respect to any information supplied by the Company for inclusion in the Form S-4 or the Schedule TO. The information regarding the Parent and the Purchaser to be provided by the Parent to the Company for inclusion in the Schedule 14D-9 and the Proxy Statement will not, at the time such information is so provided, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to the make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 6

                                    COVENANTS

     Section 6.1 General. Subject to Sections 6.7 and 6.12, each of the parties will use its respective best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any federal, state, local or foreign government or any administrative agency or commission or other governmental authority (collectively, "Governmental Entities") and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) using best efforts in the defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and
(iv) the execution and delivery of any additional instruments necessary to consummate the Offer, the Merger or the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. Each party will consult with counsel for the other parties as to, and will permit such counsel to participate in, any litigation referred to in clause (iii) above.

     Section 6.2 Notices and Consents. Without limiting the generality of
Section 6.1, each of the parties will give all notices to third parties and governmental entities and will use its respective best efforts to obtain all third party and governmental consents and approvals that are required in connection with the transactions contemplated by this Agreement. The foregoing sentence and Section 6.1 will not require the Parent to enter into any agreement, consent decree or other commitment requiring the Parent or any of its Subsidiaries (i) to dispose of or hold separate any material portion of its shares of Company Common Stock or of the business or assets of the Company and its Subsidiaries, or the Parent and its Subsidiaries, in each case taken as a whole, or (ii) to take any other action which would materially impair the benefits or advantages which the Parent reasonably expects to be realized from the Offer, the Merger and the other transactions contemplated hereby.

     Section 6.3 Interim Conduct of the Company. Except as expressly contemplated by this Agreement, as set forth in the Company Disclosure Letter, as required by law or by the terms of any contract in effect on the date of this Agreement or as the Parent may approve, which approval will not be unreasonably withheld or delayed, from and after the date of this Agreement through the Closing Date, the Company will, and will cause each of its Subsidiaries to, conduct its operations in accordance with its ordinary course of business, consistent with past practice, and in accordance with such covenant will not, and will not cause or permit any of its Subsidiaries to:

          (a) amend its certificate of incorporation or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock in any manner adverse to the Parent, the Purchaser or the Company;

          (b) authorize or effect any stock split or combination or reclassification of shares of its capital stock;

          (c) declare or pay any dividend or distribution with respect to its capital stock (other than the regular quarterly dividend of $0.04 per share of Company Common Stock and dividends payable by a Subsidiary of the Company to the Company or another Subsidiary), issue or authorize the issuance of any shares of its capital stock (other than in connection with the exercise of currently outstanding Company Stock Options or Company Stock-Based Awards or pursuant to the ESPAP or pursuant to the exercise of Company Rights) or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock (other than the redemption of the Company Rights in accordance with the provisions of this Agreement);

          (d) in the case of the Company, merge or consolidate with any entity;

          (e) sell, lease or otherwise dispose of any of its capital assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, including any shares of the capital stock of any Significant Company Subsidiary, other than sales, leases or other dispositions of machinery, equipment, tools, vehicles and other operating assets no longer required in its operations made in the ordinary course of business, consistent with past practice;

          (f) in the case of the Company only, liquidate, dissolve or effect any recapitalization or reorganization in any form;

          (g) acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture except for any interests in any business or joint venture which does not involve an investment by the Company in excess of $5 million;

          (h) create, incur, assume or suffer to exist any indebtedness for borrowed money (including capital lease obligations), other than (i) indebtedness existing as of the date of this Agreement, (ii) borrowings under existing credit lines in the ordinary course of business, consistent with past practice, (iii) indebtedness that can be prepaid at any time without premium or penalty and (iv) intercompany indebtedness among the Company and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

          (i) create, incur, assume or suffer to exist any Lien (other than Permitted Liens) affecting any of its material assets or properties;

          (j) except as required by GAAP, change any of the accounting principles or practices used by it or revalue in any material respect any of its assets or properties, other than write-downs of inventory or accounts receivable in the ordinary course of business, consistent with past practice;

          (k) except in the ordinary course of business consistent with past practice and except as required under the terms of any collective bargaining agreement in effect as of the date of this Agreement or as required by applicable law, grant any general or uniform increase in the rates of pay of its employees or grant any increase in the benefits under any bonus or employee benefit plan or other arrangement, contract or commitment;

          (l) except in the ordinary course of business consistent with past practice and except for any increase required under the terms of any collective bargaining agreement or consulting, executive or employment agreement in effect on the date of this Agreement or as required by applicable law, increase the compensation payable or to become payable to officers and salaried employees or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers or salaried employees;

          (m) enter into any contract or commitment or engage in any transaction with any affiliated person or entity (other than the Company or its Subsidiaries) or enter into any contract or commitment or engage in any transaction with any unaffiliated person or entity which, to the Company's knowledge, is reasonably likely to have a Company Material Adverse Effect;

          (n) make any material Tax election or settle or compromise any material Tax liability, except in the ordinary course of business;

          (o) settle or compromise any material pending or threatened suit, action or proceeding except to the extent any such settlement or compromise is not reasonably likely to have a Company Material Adverse Effect;

          (p) take any action, other than as expressly contemplated by Section 6.13(f), that would cause the indebtedness that the SECT owes the Company to be less than $195,000,000, other than a reduction of indebtedness required under the SECT to create Released Collateral (as defined in the SECT) necessary for the SECT to deliver SECT Shares to satisfy option exercises in the ordinary course of business consistent with past practice; or

          (q) commit to do any of the foregoing.

     Section 6.4 Preservation of Organization. Subject to compliance with the provisions of Section 6.3, the Company will, and will cause each its Subsidiaries to, use its reasonable efforts to preserve its business organization intact in all material respects, use its reasonable efforts to keep available to the Company and its Subsidiaries, the present officers and employees of the Company and its Subsidiaries as a group and use its reasonable efforts to preserve the present relationships of the Company and its Subsidiaries with suppliers and customers and others having business relations with the Company and its Subsidiaries.

     Section 6.5 Access. The Company will, and will cause each of its Subsidiaries and representatives to, afford the Parent and its representatives reasonable access, upon reasonable notice at reasonable times to all premises, properties, books, records, contracts and documents of or pertaining to the Company and its Subsidiaries. Parent will, and will cause each of its Subsidiaries and representatives to, afford the Company and its representatives, reasonable access, upon reasonable notice at reasonable times to all personnel and information of the Parent reasonably requested by the Company. Notwithstanding the foregoing, neither party will be required to provide access or to disclose information (i) where such access or disclosure would contravene any law or contract or would result in the waiver of any legal privilege or work-product protection, or (ii) to the extent that counsel for such party advises that such information should not be disclosed in order to ensure compliance with any applicable antitrust laws. Any information disclosed pursuant to Section 6.5 will be subject to the provisions of the Confidentiality Agreement, dated October 5, 2001, between the Company and the Parent (the "Confidentiality Agreement").

     Section 6.6 Notice of Developments. Each party will give prompt written notice to the other party of any event which has had or is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. Each party will give prompt written notice to the other of any material development which would give rise to a failure of a condition set forth in Annex I. No such written notice of such a material development will be deemed to have amended any of the disclosures set forth in the Company Disclosure Letter or the Parent Disclosure Letter, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

     Section 6.7 Other Potential Acquirers.

          (a) After the date hereof, the Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 6.7(d)), (ii) enter into any agreement with respect to any Company Takeover Proposal (except a confidentiality agreement in accordance with this Section 6.7(a)) or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to Consummation of the Offer (the "Company Applicable Period"), the Company and its Representatives may, in response to a proposal or offer that was not solicited by the Company and that did not otherwise result from a breach or deemed breach of this Section 6.7(a), and subject to compliance with Section 6.7(b), (A) furnish information with respect to the Company to the person making such a proposal or offer pursuant to a customary confidentiality agreement the terms of which shall be no less favorable to the Company than the terms of the Confidentiality Agreement and (B) participate in discussions or negotiations with such person regarding such proposal or offer, if the Company Board determines in good faith after consultation with outside counsel that the fiduciary obligations of the Company Board require such action; provided, further, that, notwithstanding the provisions of this Section 6.7(a), the Company's rights under this Section 6.7(a) shall not apply to offers or proposals by General Dynamics or any of its affiliates. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any Company Subsidiary or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary, shall be deemed to be a breach of this Section 6.7(a) by the Company.

          (b) The Company promptly shall advise the Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall keep the Parent informed of the status of any such Company Takeover Proposal or inquiry (including any change to the material terms thereof).

          (c) Neither the Company nor the Company Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent or the Purchaser, the recommendation of the Company Board of this Agreement or the Merger, or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal (other than the Offer and the Merger), unless

     (i) a withdrawal or modification of such recommendation is, in the good faith judgment of the Company Board after consultation with its outside counsel, required by its fiduciary duties, (ii) the Initial Tax Opinion is withdrawn or the Parent notifies the Company that an event has occurred that is inconsistent with any of the factual assumptions upon which the Initial Tax Opinion is based and such event would result in the Initial Tax Opinion having to be withdrawn or (iii) the Company requests that counsel to the Parent reaffirm the Initial Tax Opinion and counsel to the Parent fails to do so on the fifth day prior to the Consummation of the Offer. Nothing contained in this Section 6.7 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

          (d) For purposes of this Agreement, "Company Takeover Proposal" means any proposal or offer for a merger, consolidation, dissolution, liquidation, recapitalization or other business combination involving the Company or any Significant Company Subsidiary, any proposal or offer for the issuance by the Company of a material amount of its equity securities as consideration for the assets or securities of any person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in any voting securities of, or a substantial portion of the assets of, the Company or any Company Subsidiary.

     Section 6.8 Company Stockholder Meeting, Preparation of Proxy Statement. Subject to Section 1.4, as promptly as practicable following Consummation of the Offer, if required by applicable law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

          (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of considering and taking action upon the adoption of this Agreement;

          (b) prepare and file with the SEC a preliminary proxy or information statement in accordance with the Exchange Act relating to the Merger and this Agreement and use its reasonable efforts to obtain and furnish the information required to be included by the Exchange Act and the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with the Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with the Parent and its counsel;

          (c) subject to the Company Board's fiduciary duties under Delaware law, the provisions of this Agreement and the requirement that the Initial Tax Opinion not be withdrawn, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of adoption of this Agreement; and

          (d) use reasonable efforts to solicit from its stockholders proxies, and to take all other action necessary and advisable, to secure the vote of stockholders required by applicable law and the Company's certificate of incorporation or bylaws to obtain the approval for this Agreement and the Merger (the "Company Stockholder Approval"). In the event a Company Stockholder Meeting is required under the Delaware Act in order to consummate the Merger, the Parent will provide the Company with the information concerning the Parent and the Purchaser required to be included in the Proxy Statement and will vote or cause to be voted all shares of Company Common Stock held by the Parent or its Subsidiaries in favor of the adoption and approval of this Agreement and the transactions contemplated hereby.

     Section 6.9 Indemnification.

          (a) From and after the Closing Date, the Parent will cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any of its present or former Subsidiaries or corporate parents (collectively, the "Indemnified Parties") from and against all losses, claims, damages and expenses (including reasonable attorney's fees and expenses) ("Indemnified Losses") arising out of or relating to actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time to the fullest extent permitted from time to time by the Delaware Act or any other applicable laws as presently or hereafter in effect. Furthermore, from and after the Closing Date, the Parent shall indemnify, defend and hold harmless the directors and officers of the Company from all Indemnified Losses arising out of, or pertaining to, actions or omissions with respect to this Agreement and the transactions contemplated hereby.

          (b) Any determination required to be made with respect to whether any Indemnified Party may be entitled to indemnification will, if requested by such Indemnified Party, be made by independent legal counsel selected by the Indemnified Party and reasonably satisfactory to the Surviving Corporation.

          (c) For a period of six years after the Closing Date, the Parent will cause to be maintained in effect the policies of directors and officers liability insurance and fiduciary liability insurance currently maintained by the Company with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to the Closing Date. The Parent may at its discretion substitute for such policies currently maintained by the Company directors and officers liability insurance and fiduciary liability insurance policies with reputable and financially sound carriers providing for no less favorable coverage. Notwithstanding the provisions of this Section 6.9(c), the Parent will not be obligated to make annual premium payments with respect to such policies of insurance to the extent such premiums exceed 300 percent of the annual premiums paid by the Company as of the date of this Agreement. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the Parent will maintain the most advantageous policies of directors and officers liability insurance and fiduciary liability insurance obtainable for an annual premium equal to the foregoing amount.

          (d) To the fullest extent permitted from time to time under the law of the State of Delaware, the Parent will cause the Surviving Corporation to pay on an as-incurred basis the reasonable fees and expenses of each Indemnified Party (including reasonable fees and expenses of counsel) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, subject to reimbursement in the event such Indemnified Party is not entitled to indemnification.

          (e) The provisions set forth in Article Sixth of the Restated Certificate of Incorporation of the Company and in Section 14 of Article IV of the By-Laws of the Company, as in effect as of the date hereof, will apply to each director or officer, as applicable, of the Company with respect to matters occurring on or prior to the Effective Time. The foregoing will not be deemed to restrict the right of the Surviving Corporation to modify the provisions of its certificate of incorporation or by-laws with respect to events or occurrences after the Closing Date but such modifications shall not adversely affect the rights of the directors hereunder. The Parent shall cause the Surviving Corporation to honor the provisions of this Section 6.9(e).

          (f) In the event of any action, suit, investigation or proceeding, the Indemnified Party will be entitled to control the defense thereof with counsel of its own choosing reasonably acceptable to the Parent, and the Parent and the Surviving Corporation will cooperate in the defense thereof, provided that neither the Parent nor the Surviving Corporation will be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless the use of a single counsel would make it impracticable or unethical for all Indemnified Parties to be represented by a single counsel, and provided further that neither the Parent nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent will not be reasonably withheld or delayed).

          (g) The rights of each Indemnified Party hereunder will be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the Delaware Act or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this Section 6.9 will survive the consummation of the Merger.

          (h) Nothing in this Section 6.9 will diminish any right or entitlements available to any director or officer of the Company under the Company's certificate of incorporation and by-laws as in effect as of the date of this Agreement.

          (i) The provisions of this Section 6.9 are intended for the benefit of and will be enforceable by each Indemnified Party and his or her heirs, executors and legal representatives.

     Section 6.10 Public Announcements. The initial press release announcing the transactions contemplated by this Agreement will be a Joint Press Release. Thereafter, the Parent and the Company will consult with one another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement and, except as may be required by applicable law or by the rules and regulations of the New York Stock Exchange, will not issue any such press release or make any such announcement prior to such consultation.

     Section 6.11 Actions Regarding Antitakeover Statutes. If any fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation is or becomes applicable to the transactions contemplated by this Agreement, the Company Board and the Parent Board will grant such approvals and take such other actions as may be required so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.

     Section 6.12 Defense of Orders and Injunctions. In the event either party becomes subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement, each party will use its best efforts to overturn or lift such order or injunction. The foregoing will not be deemed to require the Parent to enter into any agreement, consent decree or other commitment requiring the Parent or any of its Subsidiaries (i) to dispose of or hold separate any material portion of its shares of Company Common Stock or of the business or assets of the Company and its Subsidiaries, or the Parent and its Subsidiaries, in each case taken as a whole or (ii) to take any action which would materially impair the benefits or advantages which the Parent reasonably expects to be realized from the Offer, the Merger and the other transactions contemplated hereby.

     Section 6.13 Employee Benefit Matters.

          (a) For a period beginning immediately following the Consummation of the Offer and ending not less than two years following the Effective Time, Parent shall provide, or shall cause to be provided, to current and former employees of the Company and its Subsidiaries (the "Employees") compensation and employee benefits that are, in the aggregate, not less favorable than the compensation and employee benefits provided to the Employees immediately prior to the Consummation of the Offer, excluding, however, stock-based plans and equity-based compensation arrangements. The foregoing shall not be construed to prevent (i) the amendment or termination of any particular Company Plans to the extent permitted by, and in accordance with, its terms as in effect immediately prior to the Consummation of the Offer, or (ii) the termination of employment or the change in the compensation or employee benefits of any individual Employee.

          (b) The Parent Corporation will honor and will cause the Purchaser to honor, in accordance with their respective terms, the obligations, as of the Consummation of the Offer, under the Company Plans, including any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event). The Parent and the Company acknowledge and agree that the

     Consummation of the Offer and the transactions contemplated by this Agreement constitute a "change in control" for all purposes under the Company Plans.

          (c) For all purposes under the employee benefit plans of the Parent and its Subsidiaries (including the Surviving Corporation) providing benefits to any Employees after the Effective Time, each Employee will be credited with his or her years of service with the Company and its Subsidiaries (and any predecessor entities thereof) before the Effective Time, to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan; provided, however, that Employees shall not be entitled to any credit for benefit accrual purposes under any defined benefit pension plan in which they commence participation after the Effective Time in the absence of a transfer of assets and liabilities from any applicable prior defined benefit pension plan or to the extent that it would result in a duplication of benefits for the same period of service. Following the Effective Time, the Parent will, or will cause its Subsidiaries to, (i) waive any pre-existing condition limitation under any Employee Welfare Benefit Plan maintained by the Parent or any of its Subsidiaries in which Employees and their eligible dependents participate except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company Employee Welfare Benefit plans immediately prior to the Effective Time), and (ii) provide each Employee with credit for any co-payments and deductibles incurred prior to the Effective Time (or such earlier or later transition date to new Employee Welfare Benefits Plans) for the calendar year in which the Effective Time (or such earlier or later transition date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Employees participate in after the Effective Time.

          (d) Nothing contained herein will create any rights in any third party, including without limitation, any right to employment or right to any particular benefit.

          (e) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Employee Stock Purchase and Accumulation Plan (the "ESPAP")) shall adopt such resolutions or take such other actions (if any) as may be required to provide that (i) with respect to the offering period under the ESPAP under way immediately prior to the Effective Time, the scheduled exercise date shall be accelerated, and all unexercised rights granted in respect of such offering period shall be exercised not later than immediately prior to the Effective Time, (ii) all holding periods with respect to shares of Company Common Stock under the ESPAP shall be waived immediately prior to the Consummation of the Offer so as to permit the holders thereof to accept the Offer, and (iii) the ESPAP shall terminate at the Effective Time.

          (f) The Company will (i) file a registration statement on Form S-3 (the "Form S-3") with the SEC relating to the shares of Company Common Stock held by the SECT (the "SECT Shares") not later than the business day following the date that the amendment to the Form S-4 is filed with the SEC in accordance with Section 1.1(e) and (ii) thereafter use its reasonable best efforts to cause the Form S-3 to be declared effective by the SEC as promptly as practicable, and in any event prior to the Consummation of the

     Offer. If the Form S-3 has been declared effective by the SEC prior to the Consummation of the Offer, prior to the Consummation of the Offer the Company will cause the SECT to (A) deliver shares of Company Common Stock (valued at the SECT Share Value) to the Company to repay all the indebtedness owed by the SECT to the Company (and retire all such shares of Company Common Stock so delivered) and (B) sell the remaining SECT Shares in a public offering, in the case of clause (B), as and to the extent requested by the Parent. If the Form S-3 is not declared effective by the SEC prior to the Consummation of the Offer, prior to the Consummation of the Offer the Company will cause the SECT to deliver shares of Company Common Stock (valued at the SECT Share Value) to the Company to repay the indebtedness owed by the SECT to the Company (and retire all such shares of Company Common Stock so delivered). Any SECT Shares remaining in the SECT after such indebtedness has been satisfied and any such public offering has been completed will be subject to (1) the provisions of this Agreement applicable to all other outstanding shares of Company Common Stock and (2) the provisions of the SECT. "SECT Share Value" shall mean the amount, expressed in U.S. dollars, determined by dividing (i) the sum of (A) the product of (x) the Parent Stock Value and (y) the number of Parent Available Shares and (B) the Adjusted Cash Amount, without taking into account clause (iv) of the definition thereof (each as defined in Annex II hereto) by (ii) the aggregate number of shares of Company Common Stock outstanding immediately prior to the time that the SECT Shares are delivered to the Company. Following the Consummation of the Offer, the Company and Purchaser agree to direct the Trustee to apply the cash in the SECT as set forth in Section 6.13(f) of the Company Disclosure Letter.

     Section 6.14 Adjustment to Offer Consideration. In the event there shall occur a Distribution Date (as defined in the Company Rights Agreement or the Parent Rights Agreement), at any time during the period from the date of this Agreement to the Consummation of the Offer, the Company and the Parent shall mutually agree to make such adjustment to the Offer Consideration so as to preserve the economic benefits that the Company and the Parent reasonably expected on the date of this Agreement to receive as a result of the Consummation of the Offer and the Merger and the other transactions contemplated by this Agreement.

     Section 6.15 Interim Conduct of the Parent. Except as expressly contemplated by this Agreement, as set forth in the Parent Disclosure Letter, as required by law or by the terms of any contract in effect on the date of this Agreement or as the Company may approve, which approval will not be unreasonably withheld or delayed, from and after the date of this Agreement through the Consummation of the Offer, the Parent will, and will cause each of its Subsidiaries to, conduct its operations in accordance with its ordinary course of business, consistent with past practice, and in accordance with such covenant will not, and will not cause or permit any of its Subsidiaries to:

          (a) amend its certificate of incorporation or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock in any manner adverse to the Parent, the Purchaser or the Company;

          (b) authorize or effect any stock split or combination or reclassification of shares of its capital stock;

          (c) declare or pay any dividend or distribution with respect to its capital stock (other than the regular quarterly dividend of $0.40 per share of Parent Common Stock, dividends payable pursuant to the terms of the Series B Preferred Stock and dividends payable by a Subsidiary of the Parent to the Parent or another Subsidiary), issue or authorize the issuance of any shares of its capital stock (other than in connection with the exercise of currently outstanding options to purchase Parent Common Stock or pursuant to the exercise of Parent Rights) or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock; provided, however, that, notwithstanding the provisions of this Section 6.15, the Parent may issue, and take any and all actions in connection with such issuance or the preparation therefor, shares of Parent Common Stock and debt convertible into Parent Common Stock registered on the date of this Agreement pursuant to the Parent's registration statement on Form S-3 (No. 333-71290) (the "Parent Form S-3") pursuant to a fixed price, underwritten public offering so long as such offering does not price, and no underwriting agreement or other agreement (other than agreements that may be necessary to close such previously priced offering) relating to the offer or sale of such shares is entered into by the Parent, during the period beginning on the first trading day of the Valuation Period (as defined in Annex II hereto) and ending on the fourth trading day after the Consummation of the Offer;

          (d) in the case of the Parent or the Purchaser, merge or consolidate with any entity;

          (e) in the case of the Parent and the Purchaser only, liquidate, dissolve or effect any recapitalization or reorganization in any form; or

          (f) commit to do any of the foregoing.

     Section 6.16 Tax Treatment; Tax Opinion.

          (a) Each of the Parent and the Company will use reasonable efforts to cause the Offer and the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and will not take actions, cause actions to be taken, or fail to take actions that could reasonably be expected to prevent (i) the Offer and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) the Parent and the Company from obtaining the opinion of counsel referred to in
     Section 6.16(b).

          (b) Each of the Parent and the Company will use reasonable efforts to obtain from Fried, Frank, Harris, Shriver & Jacobson, counsel to the Parent, on the Closing Date, an opinion dated as of the Closing Date and based on the certain representations provided by the Parent and the Company and to the effect that (i) the Offer and the Merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of
     Section 368(a) of the Code and (ii) the Parent, the Purchaser and the

     Company will each be a "party to a reorganization" within the meaning of
     Section 368(b) of the Code.

          (c) The Parent will promptly notify the Company in the event that the Initial Tax Opinion is withdrawn for any reason. On the fifth day prior to the Consummation of the Offer, Parent will notify the Company if any event has occurred that is inconsistent with any of the factual assumptions upon which the Initial Tax Opinion is based and such event would result in the Initial Tax Opinion having to be withdrawn.

     Section 6.17 No Company Rights Agreement Amendment. Prior to the earlier of the termination of this Agreement or the Effective Time, the Company and the Company Board will not amend or modify or take any other action with regard to the Company Rights Agreement in any manner or take another action so as to (i) render the Company Rights Agreement inapplicable to any transaction(s) other than the Offer, the Merger and other transactions contemplated by this Agreement, or (ii) permit any person or group (other than the Parent, the Purchaser or any of their affiliates) who would otherwise be an Acquiring Person (as such term is defined in the Company Rights Agreement) not to be an Acquiring Person, or (iii) provide that a Distribution Date (as such term is defined in the Company Rights Agreement) or similar event does not occur as promptly as practicable by reason of the execution of any agreement or transaction other than this Agreement and the Offer, the Merger and the agreements and transactions contemplated hereby and thereby, or (iv) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Rights (as such term is defined in the Company Rights Agreement).

     Section 6.18 Affiliate Letter. The Company will, as promptly as reasonably practicable, deliver to the Parent a list setting forth the names and addresses of all persons who may be, as of the date that the Company Stockholder Meeting is held (if such Company Stockholder Meeting is required to be held), "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will use its best efforts to cause each person who is identified as an affiliate on such list to execute a written agreement (an "Affiliate Agreement") attached hereto as Annex V prior to the Closing. Each Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received as Merger Consideration by any such affiliate, and to issue appropriate stock transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreement.

     Section 6.19. Letters of Accountants. (a) The Company and the Parent shall use their respective reasonable efforts to cause to be delivered to the Parent comfort letters of the Company's and the Parent's independent accountants, respectively, dated prior to the Consummation of the Offer (and reasonably satisfactory in form and substance to the Parent), that is customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) The Company shall use its reasonable best efforts to cause to be delivered to the Parent a consent letter of the Company's independent accountants as soon as practicable following the date that the amendment to the Form S-4 is filed with the SEC in accordance with

     Section 1.1(e) to allow the Parent to include the Company's financial statements in the Parent Form S-3.

          (c) The Parent shall use its reasonable best efforts to cause to be delivered to the Company a consent letter of the Parent's independent accountants as soon as practicable following the date that the amendment to the Form S-4 is filed with the SEC in accordance with Section 1.1(e) to allow the Company to include the Parent's financial statements in the Form S-3.


                                    ARTICLE 7

                  CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Section 7.1 Conditions to the Obligations of Each Party. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by applicable law, in order to consummate the Merger; and

          (b) Consummation of the Offer shall have occurred; and

          (c) no party will be subject to any order or injunction of a court of competent jurisdiction or other legal restraint which prohibits the consummation of the Merger.

     Section 7.2 Frustration of Closing Conditions. None of the Company, the Parent or the Purchaser may rely on the failure of any condition set forth in
Section 7.1, to be satisfied if such party's breach of this Agreement has been a principal reason that such condition has not been satisfied.


                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, if necessary:

          (a) by mutual written consent of the Parent, the Purchaser and the Company;

          (b) by either the Parent or the Company:

               (i) if Consummation of the Offer does not occur on or before January 31, 2002 (the "Outside Date"), unless such failure is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that unless the Merger Agreement is terminated in accordance with its terms, the Company may extend such date to April 30, 2002, if at the initial Outside Date any condition to the Offer set forth in Annex I is not satisfied (or waived by the Purchaser, if applicable) other than the condition set forth in clause (b)(ii) or (b)(iii) of Annex I;

               (ii) if any court of competent jurisdiction in the United States issues a final order, decree or ruling or takes any other final action permanently enjoining, restraining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable, unless such order, decree, ruling or other action is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; or


              (iii) if, upon a vote at a duly held meeting to obtain the
                    Company Stockholder Approval, if necessary, the Company Stockholder Approval is not obtained, unless such failure to obtain the Company Stockholder Approval is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

          (c) by the Parent prior to the Consummation of the Offer:

               (i) if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Annex I, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach; or

               (ii) if (A) the Company, or the Company Board, as the case may be, shall have (1) after the date hereof, entered into any agreement, other than a confidentiality agreement permitted under Section 6.7(a), with respect to any Company Takeover Proposal other than the Offer or the Merger, (2) amended, conditioned, qualified, withdrawn, modified or contradicted, or resolved to do any of the foregoing, in a manner adverse to the Parent or the Purchaser, its approval and recommendation of the Offer, the Merger and this Agreement for any reason other than as provided in Section 6.7(c)(ii) or 6.7(c)(iii) (regardless of whether such action was permitted under the other provisions of this Agreement),
                    (3) solicited, approved or recommended any Company Takeover Proposal other than the Offer or the Merger, or (4) violated
                    Section 6.7, or (B) the Company or the Company Board, or any committee thereof, shall have resolved or agreed, in writing or otherwise, to do any of the foregoing; provided, however, that any disclosure by the Company to its stockholders of information that in its good faith judgment, after consultation with outside counsel, is required by Law shall not be deemed to constitute any of the actions referred to in the foregoing clauses (A)(2) and A(3) so long as such disclosure does not change the Company Board's approval or recommendation of the Offer, the Merger or the Agreement;

          (d) by the Company prior to the Consummation of the Offer if the Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.1(a) or 7.1(b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Parent of such breach.

     Section 8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent, the Purchaser or the Company, (except for any liability of any party then in willful material breach of any covenant or agreement); provided that the provisions of this Section 8.2 and Section 8.3 of this Agreement will continue in full force and effect notwithstanding such termination and abandonment.

     Section 8.3 Termination Fee.

          (a) The Company shall pay to the Parent a fee of $50,000,000 (the "Termination Fee") if:

               (i) the Parent terminates this Agreement pursuant to Section 8.1(c)(ii), which payment shall be payable on the date this Agreement is terminated;

               (ii) in the event (A) after the date of this Agreement, a Company
                    Takeover Proposal shall have been publicly announced or any person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Company Takeover Proposal, (B) the Consummation of the Offer shall not have occurred prior to the Outside Date, (C) on the Outside Date, the only condition to the Offer that shall not have been satisfied shall be the Minimum Condition, (D) the Agreement is thereafter terminated by either the Parent or the Company pursuant to

                    Section 8.1(b)(i) and (E) within 12 months after such termination, the Company or any Significant Company Subsidiary enters into an agreement with respect to, or consummates, such Company Takeover Proposal; or

              (iii) in the event (A) there is a publicly announced Company
                    Takeover Proposal, (B) the Company thereafter breaches one of its covenants in this Agreement, (C) the Parent thereafter terminates this Agreement under Section 8.1(c)(i) by reason of such breach, and (D) within 12 months after such termination, the Company or any of its Significant Subsidiaries enters into an agreement with respect to, or consummates, such Company Takeover Proposal;

     provided that with respect to clauses (ii) or (iii) no fee shall be payable by the Company until and unless the agreement is entered into or the Company Takeover Proposal is actually consummated within the 12 months following such termination and shall be payable on the earlier of (y) the date the agreement is entered into or (z) the Company Takeover Proposal is consummated. Any fee due under this Section 8.3 shall be paid to the Parent by certified check or wire transfer of same-day funds on the date payable under this Section 8.3.

          (b) Except as specifically provided in this Section 8.3, each party will bear its own expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

          (c) The Company acknowledges that the agreements regarding the payment of fees contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, the Parent and the Purchaser would not have entered into this Agreement. The Company accordingly agrees that in the event the Company fails to pay the Termination Fee promptly, the Company will in addition to the payment of such amount also pay to the Parent all of the reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Parent in the enforcement of its rights under this Section 8.3, together with interest on such amount at a rate of 11 percent per annum from the date upon which such payment was due, to and including the date of payment. Provided that the Company was not in breach of any of the provisions of this Agreement, payment of the Termination Fee will constitute full and complete satisfaction, and will constitute the Parent's sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in or related to this Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

     Section 9.1 Nonsurvival of Representations. The representations and warranties contained in this Agreement will not survive the Merger or the termination of this Agreement.

     Section 9.2 Remedies. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.3 Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other parties hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

     Section 9.4 Amendment. This Agreement may be amended by the execution and delivery of an written instrument by or on behalf of the Parent, the Purchaser and the Company at any time before or after the Company Stockholder Approval, provided that after the date of the Company Stockholder Approval, no amendment to this Agreement will be made without the approval of stockholders of the Company to the extent such approval is required under the Delaware Act.

     Section 9.5 Extension and Waiver. At any time prior to the Effective Time, the parties may extend the time for performance of or, subject to applicable law, waive compliance with any of the covenants or agreements of the other parties to this Agreement and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

     Section 9.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     Section 9.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 9.9 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Parent and the Company at the addresses indicated below:


If to the Parent Corporation     Northrop Grumman Corporation
                                 1840 Century Park East
                                 Los Angeles, California 90067
                                 Attention:        John H. Mullan, Esq.
                                                   Corporate Vice President and
                                                   Secretary
                                 Facsimile No:     (310) 553-2076

With a copy (which will
not constitute notice) to:       Fried, Frank, Harris, Shriver & Jacobson
                                 One New York Plaza
                                 New York, New York 10004
                                 Attention:        Stephen Fraidin, Esq.
                                 Facsimile No.: (212) 859-4000

If to the Company:               Newport News Shipbuilding Inc.
                                 4101 Washington Avenue
                                 Newport News, Virginia 23607-2770
                                 Attention:        Stephen B. Clarkson, Esq.
                                                   Vice President, General
                                                   Counsel & Secretary
                                 Facsimile No.: (757) 688-1408

With a copy (which will
not constitute notice) to:       Cravath, Swaine & Moore
                                 Worldwide Plaza
                                 825 Eighth Avenue
                                 New York, New York 10019-7475
                                 Attention:        Richard Hall
                                 Facsimile No.: (212) 474-3700

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

     Section 9.10 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person or entity other than the Parent, the Purchaser and the Company and their respective successors and permitted assigns, except for the provisions of Article 2 and Article 3 and except that the respective beneficiaries as of the Closing Date of the provisions of Section 6.9 will, for all purposes, be third party beneficiaries of the covenants and agreements contained therein and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent and the Surviving Corporation.

     Section 9.11 Entire Agreement. This Agreement (including the Confidentiality Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and the other documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     Section 9.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation. As used in this Agreement, the qualification "to the Company's knowledge" and clauses of similar effect will mean the actual knowledge by any executive officer of the Company or of its Subsidiaries of the existence or absence of facts which would contradict a particular representation and warranty of the Company.

     Section 9.13 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

     Section 9.14 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.


                                       NORTHROP GRUMMAN CORPORATION

                                       By /s/ Al Myers
                                         ---------------------------------------



                                       PURCHASER CORP. I

                                       By /s/ W. Burks Terry
                                         ---------------------------------------



                                       NEWPORT NEWS SHIPBUILDING INC.

                                       By /s/ William P. Fricks
                                         ---------------------------------------

                                     ANNEX I

                         CERTAIN CONDITIONS OF THE OFFER

     The capitalized terms used in this Annex I which are not defined herein shall have the meanings set forth in the Agreement to which this Annex I is attached, except that the term the "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is attached.

     Notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) promulgated under the Exchange Act (relating to the Purchaser's obligations to pay for or return tendered shares of Company Common Stock promptly after termination or withdrawal of the Offer), pay for any shares of Company Common Stock tendered pursuant to the Offer, and may (subject to Section 1.1 of the Merger Agreement) terminate or amend the Offer in accordance with the Merger Agreement; if:

          (a) immediately prior to any scheduled or extended expiration date of the Offer the Minimum Condition shall not have been satisfied;

          (b) any of the following conditions exists as of the expiration date of the Offer:

               (i) there shall have been any action taken, or suit or proceeding threatened or commenced, or any statute, rule, regulation, legislation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger, in each case by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which is reasonably likely to have the effect of (1) prohibiting, or imposing any material limitations, on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries) of all or a material portion of the Company's and its Subsidiaries' businesses or assets as a whole, or compelling the Parent or the Purchaser or their respective Subsidiaries to dispose of or hold separate any material portion of its shares of Company Common Stock or of the business or assets of the Company and its Subsidiaries or the Parent and its Subsidiaries, in each case taken as a whole, other than limitations generally affecting the industries in which the Company and the Parent and their respective Subsidiaries conduct their business, (2) prohibiting, or making illegal, Consummation of the Offer or consummation of the Merger or the other transactions contemplated by the Merger Agreement, or (3) imposing material limitations on the ability of the Purchaser or the Parent or any of their Subsidiaries effectively to exercise full rights of ownership of all or a substantial number of the shares of the Company Common Stock including, without limitation, the right to vote the shares of the Company Common Stock purchased by it on all matters properly presented to the Company's shareholders on an equal basis with all other holders of such shares and the right to hold, transfer or dispose of such shares;


                                      A I-1

               (ii) since the date of the Merger Agreement, except as disclosed in the Company Disclosure Letter and the Company SEC Documents filed prior to the date of the Merger Agreement, there shall have occurred any state of facts change, development, effect, event, condition or occurrence that individually or in the aggregate has had or is reasonably likely to have a Company Material Adverse Effect;

               (iii) (1) the representations of the Company contained in the Merger Agreement shall not be true and correct with the same effect as if made at and as of the expiration date of the Offer or if such representations speak as of an earlier date, as of such earlier date, except, in either such case to the extent that the breach thereof would not have a Company Material Adverse Effect (it being agreed that the failure to be true and correct of any representation of the Company that is qualified by "Company Material Adverse Effect" shall constitute a failure of this condition), or (2) the Company shall have failed to comply in material respects with its covenants and agreements contained in the Merger Agreement;

               (iv) the Merger Agreement shall have been terminated in accordance with its terms; or

               (v) there shall have occurred a Distribution Date (as defined in the Company Rights Agreement) and any necessary adjustment to the Offer Consideration under Section 6.14 of the Merger Agreement has not been made as contemplated by the Merger Agreement;

     which, in any such case, and regardless of the circumstances giving rise to any such condition, make it inadvisable, in the sole and absolute discretion of the Parent and the Purchaser, to proceed with such acceptance for payment or payment; or

          (c) any of the following conditions exists as of the expiration date of the Offer:

               (i) the Form S-4 has not been declared effective by the SEC or is subject to any stop order;

               (ii) the shares of Parent Common Stock to be issued pursuant to the Share Issuance have not been approved for listing on the NYSE;

               (iii) since the date of the Merger Agreement, except as disclosed in the Parent Disclosure Letter and the Parent SEC Documents filed prior to the date of the Merger Agreement, there shall have occurred any state of facts change, development, effect, event, condition or occurrence that individually or in the aggregate has had or is reasonably likely to have a Parent Material Adverse Effect;


                                      A I-2

               (iv) (1) the representations of the Parent contained in the Merger Agreement shall not be true and correct with the same effect as if made at and as of the expiration date of the Offer or if such representations speak as of an earlier date, as of such earlier date, except, in either such case to the extent that the breach thereof would not have a Parent Material Adverse Effect (it being agreed that the failure to be true and correct of any representation of the Parent that is qualified by "Parent Material Adverse Effect" shall constitute a failure of this condition), or (2) the Parent shall have failed to comply in material respects with its covenants and agreements contained in the Merger Agreement; or

               (v) there shall have occurred a Distribution Date (as defined in the Parent Rights Agreement) and any necessary adjustment to the Offer Consideration under Section 6.14 of the Merger Agreement has not been made as contemplated by the Merger Agreement.

     Subject to the provisions of the Merger Agreement (including, without limitation, Section 1.1(b)(i)), the foregoing conditions are for the sole benefit of the Parent and the Purchaser and may be asserted by the Purchaser or, subject to the terms of the Merger Agreement, may be waived, by the Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of the Parent or the Purchaser. The failure by the Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may, subject to Section 1.1 of the Merger Agreement, be asserted at any time and from time to time.


                                      A I-3

                                    ANNEX II

                               OFFER CONSIDERATION


     SECTION 1. Definitions. For purposes of this Annex II:

     "Adjusted Cash Amount" means (i) the Base Cash Amount plus or minus (ii) any adjustment provided for in Section 5 plus (iii) the product of (A) $67.50 and (B) the number of shares of Company Common Stock issued after November 1, 2001, and prior to the Consummation of the Offer upon the exercise of Stock Options minus (iv) the amount of the SECT indebtedness repaid with SECT Shares as contemplated by Section 6.13(f).

     "Base Cash Amount" means $892,026,990.

     "Exchange Ratio" means $67.50 divided by the Parent Stock Value; provided, however, that in no event will the Exchange Ratio be greater than 0.84375 ($67.50/$80.00) or less than 0.675 ($67.50/$100.00).

     "Offer Cash Amount" means the product of (i) the Adjusted Cash Amount and
(ii) the Offer Ratio.

     "Offer Ratio" means the ratio of (i) the number of shares of Company Common Stock validly tendered pursuant to the Offer and not withdrawn to (ii) the total number of outstanding shares of Company Common Stock on a fully diluted basis, not taking into account Stock Options cancelled in accordance with Section 2.9(a)(i).

     "Offer Shares" means the product of (i) the Parent Available Shares and
(ii) the Offer Ratio.

     "Parent Available Shares" means 16,636,885 shares of Parent Common Stock.

     "Parent Stock Value" means the average of the closing sale prices for a share of Parent Common Stock on the New York Stock Exchange as reported in The Wall Street Journal over the Valuation Period.

     "Valuation Period" means the 5-day trading period ending on the trading day immediately preceding the second full trading day before the expiration of the Offer.

     SECTION 2. Determination of Exchange Ratio. Parent shall calculate the Exchange Ratio and the Parent Stock Value and such calculations shall be conclusive absent manifest error. Parent will issue a press release before 9:00 A.M., New York City time, on the last full trading day before the date of the expiration of the Offer, announcing the Exchange Ratio and the Parent Stock Value.

     SECTION 3. Election Right. Each holder of shares of Company Common Stock may elect to receive, for those shares of Company Common Stock tendered in the Offer, either (i)


                                     A II-1

$67.50 in cash, without interest, per share of Company Common
Stock (a "Cash Election"), or (ii) a number of shares of newly-issued Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock tendered by such holder for Parent Common Stock in the Offer and (y) the Exchange Ratio (a "Share Election"), subject, in each case, to the election and proration procedures and limitations described in Sections 5 and 6.

     SECTION 4. Parent Available Shares. The Parent will issue not more than the Offer Shares in the Offer.


     SECTION 5. Limitation on Cash Consideration. (a) Subject to paragraphs (b),
(c), (d) and (e) of this Section 5, the Parent will not pay more in cash for the shares of Company Common Stock acquired in the Offer than the Offer Cash Amount, subject to increase for fractional shares.

          (b) If the Parent Stock Value is less than $90.00 but equal to or greater than $80.00, the Adjusted Cash Amount will increase by the product of (a) the excess of $90.00 over the Parent Stock Value and (b) the number of Parent Available Shares.

          (c) If the Parent Stock Value is less than $80.00, the Adjusted Cash Amount will increase by $166,368,850.

          (d) If the Parent Stock Value is greater than $90.00 but less than or equal to $100.00, the Adjusted Cash Amount will be reduced by the product of (a) the excess of the Parent Stock Value over $90.00 and (b) the number of Parent Available Shares.

          (e) If the Parent Stock Value is greater than $100.00, the Adjusted Cash Amount will be reduced by $166,368,850.

     SECTION 6. Proration Procedures. (a) If the aggregate amount of cash that the holders of Company Common Stock elect to receive in the Offer exceeds the Offer Cash Amount, the amount of cash that holders of Company Common Stock will receive for each share of Company Common Stock for which a Cash Election was made will be reduced pro rata (a "Cash Reduction") so that the total amount of cash that the Parent pays in the Offer does not exceed the Offer Cash Amount.

          (b) If any shares of Company Common Stock are subject to a Cash Reduction, the Parent will issue, in respect of each share of Company Common Stock subject to a Cash Reduction, shares of Parent Common Stock in lieu of the cash that the holders of Company Common Stock would have otherwise received in the Offer. The number of shares of Parent Common Stock that the Parent will issue for each share of Company Common Stock subject to a Cash Reduction will be calculated by multiplying the Exchange Ratio by the percentage reduction in the cash consideration paid in respect of each share of Company Common Stock subject to a Cash Reduction in the Offer.

          (c) If holders of Company Common Stock elect to receive shares of Parent Common Stock in excess of the number of Offer Shares, the number of shares of Parent Common Stock that holders of Company Common Stock will receive for each share of Company Common Stock


                                     A II-2
     for which a Share Election was made will be reduced pro rata (a "Share Reduction") so that the total number of shares of Parent Common Stock issued in the Offer will equal the number of Offer Shares.

          (d) If any shares of Company Common Stock are subject to a Share Reduction, the Parent will pay, in respect of each share of Company Common Stock subject to a Share Reduction, cash in lieu of the shares of Parent Common Stock that the holder of Company Common Stock would have otherwise received in the Offer. The amount of cash to be paid for each share of Company Common Stock subject to a Share Reduction will be calculated by multiplying $67.50 by the percentage reduction in shares of Parent Common Stock issued in respect of each share of Company Common Stock subject to a Share Reduction in the Offer.

          (e) In the case of an over-election for either cash or shares of Parent Common Stock in the Offer, those holders of Company Common Stock who tender their shares but fail to make a valid election with respect to their shares of Company Common Stock will receive the under-elected form of consideration for such shares of Company Common Stock.

          (f) If all holders of tendered Company Common Stock together make valid cash elections for less than the Offer Cash Amount and valid share elections for fewer than the Offer Shares, all the remaining Offer Cash Amount and Offer Shares that will be paid and issued in the Offer will be allocated pro rata among the holders of non-electing tendered shares of Company Common Stock.

     SECTION 7. No Fractional Shares. (a) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock in the Offer, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. For purposes of this Annex II, all fractional shares to which a single record holder would be entitled shall be aggregated.

          (b) In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled under this Annex II (or would be entitled but for this Section 7) and (B) the Parent Stock Value.


                                     A II-3

                                    ANNEX III

                              MERGER CONSIDERATION

     SECTION 1. Definitions. Capitalized terms used but not otherwise defined in this Annex III have the meanings ascribed to such terms in Annex II. For purposes of this Annex III:

     "Remaining Cash Amount" means (i) the Adjusted Cash Amount minus (ii) the amount of cash paid in respect of shares of Company Common Stock in the Offer.

     "Remaining Parent Available Shares" means the Parent Available Shares less the number of shares of Parent Common Stock issued in respect of Company Common Stock in the Offer.

     SECTION 2. Election Right. Each holder of shares of Company Common Stock may make for each share of Company Common Stock exchanged pursuant to the Merger, either (i) a Cash Election or (ii) a Share Election, subject, in each case, to the election and proration procedures and limitations described in Sections 4 and 5.

     SECTION 3. Remaining Parent Available Shares. The Parent will issue not more than the Remaining Parent Available Shares pursuant to the Merger in respect of shares of Company Common Stock to be exchanged pursuant to the Merger.

     SECTION 4. Remaining Cash Amount. The Parent will distribute the Remaining Cash Amount pursuant to the Merger in respect of shares of Company Common Stock to be exchanged pursuant to the Merger. The Parent will not pay more in cash for the shares of Company Common Stock to be exchanged pursuant to the Merger than the Remaining Cash Amount, subject to increase for fractional shares.

     SECTION 5. Proration Procedures. (a) If the aggregate amount of cash that the holders of Company Common Stock elect to receive pursuant to the Merger exceeds the Remaining Cash Amount, the amount of cash that holders of Company Common Stock will receive for each share of Company Common Stock for which a Cash Election was made will be reduced pro rata (a "Cash Reduction") so that the total amount of cash that the Parent pays in respect of Company Common Stock pursuant to the Merger does not exceed the Remaining Cash Amount.

          (b) If any shares of Company Common Stock are subject to a Cash Reduction, the Parent will issue, in respect of each share of Company Common Stock subject to a Cash Reduction, shares of Parent Common Stock in lieu of the cash that the holders of Company Common Stock would have otherwise received pursuant to the Merger. The number of shares of Parent Common Stock that the Parent will issue for each share of Company Common Stock subject to a Cash Reduction will be calculated by multiplying the Exchange Ratio by the percentage reduction in the cash consideration paid in respect of each share of Company Common Stock subject to a Cash Reduction pursuant to the Merger.

          (c) If holders of Company Common Stock elect to receive shares of Parent Common Stock in excess of the number of Remaining Parent Available Shares, the number of shares of


                                    A III-1

     Parent Common Stock that holders of Company Common Stock will receive for each share of Company Common Stock for which a Share Election was made will be reduced pro rata (a "Share Reduction") so that the total number of shares of Parent Common Stock issued pursuant to the Merger will equal the number of Remaining Parent Available Shares.

          (d) If any shares of Company Common Stock are subject to a Share Reduction, the Parent will pay, in respect of each share of Company Common Stock subject to a Share Reduction, cash in lieu of the shares of Parent Common Stock that the holder of Company Common Stock would have otherwise received pursuant to the Merger. The amount of cash to be paid for each share of Company Common Stock subject to a Share Reduction will be calculated by multiplying $67.50 by the percentage reduction in shares of Parent Common Stock issued in respect of each share of Company Common Stock subject to a Share Reduction pursuant to the Merger.

          (e) In the case of an over-election for either cash or shares of Parent Common Stock pursuant to the Merger, those holders of Company Common Stock who fail to make a valid election with respect to their shares of Company Common Stock will receive the under-elected form of consideration for such shares of Company Common Stock.

          (f) If all holders of Company Common Stock together make valid cash elections for less than the Remaining Cash Amount and valid share elections for fewer than the Remaining Parent Available Shares pursuant to the Merger, all of the remaining cash and shares of Parent Common Stock that will be paid and issued pursuant to the Merger will be allocated pro rata among the holders of non-electing shares of Company Common Stock.

          (g) If the Merger is consummated following a Company Stockholder Meeting, each holder of Company Common Stock who fails to make an election by the date of the Company Stockholder Meeting shall be deemed to have made no election. If the Merger is consummated without a Company Stockholder Meeting, each holder of Company Common Stock who fails to make an election within 30 days of the mailing of the Letter of Transmittal shall be deemed to have made no election.

     SECTION 6. No Fractional Shares. (a) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Company Common Stock pursuant to the Merger, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. For purposes of this Annex III, all fractional shares to which a single record holder would be entitled shall be aggregated.

          (b) In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent Common Stock to which such holder is entitled under this Annex III (or would be entitled but for this Section 6) and (B) the Parent Stock Value.


                                     A III-2

                                   ANNEX IV

                  [RESTATED]/1/ CERTIFICATE OF INCORPORATION
                                      OF
                             SURVIVING CORPORATION



               FIRST: The name of the corporation is Newport News Shipbuilding Inc.

               SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 2,000 shares, divided into 1,000 shares of Common Stock, par value $.01 per share (herein called "Common Stock"), and 1,000 shares of Preferred Stock, par value $.01 per share (herein called "Preferred Stock").

               B. The Board of Directors of the corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

               C. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

               D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

----------------------
     /1/ Include bracketed text if the Merger is restructured in accordance with Section 2.11 and the Company is the Surviving Corporation.

               E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

               F. The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

               FIFTH: A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. A director shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

               Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

               B. The Board of Directors shall be authorized to adopt, make, amend, alter, change, add to or repeal the By-Laws of the corporation, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

               C. Unless and except to the extent that the By-Laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

               SIXTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

               SEVENTH: Subject to the provisions of this Certificate of Incorporation and applicable law, the corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article SEVENTH.

               EIGHTH/2/:  The incorporator of the Company is [       ], whose
     mailing address is [        ].












---------------------
     /2/ Article EIGHTH will be removed if the Merger is restructured in accordance with Section 2.11 and the Company is the Surviving Corporation.


                                    BY-LAWS
                                      OF
                             SURVIVING CORPORATION


                                   ARTICLE I

                              Stockholder Meetings
                              --------------------

               SECTION 1.  Place of Stockholder Meetings.  All meetings of the
                           ------------------------------
     stockholders of the corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the corporation (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof.

               SECTION 2. Annual Meeting.  The Annual Meeting of Stockholders
                          ---------------
     shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

               SECTION 3.  Special Meetings.  Subject to the rights of the
                           -----------------
     holders of any series of preferred stock, par value $.01 per share, of the corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders shall be called by the Board. Special meetings shall be held at such date and at such time as the Board may designate.

               SECTION 4.  Notice of Meetings.  Written notice of each meeting
                           -------------------
     of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

               SECTION 5.  Quorum.  Unless otherwise provided by statute, the
                           -------
     holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the corporation or in his absence an Assistant Secretary or an appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.

               SECTION 6.  Voting.  Except as otherwise provided by law or the
                           -------
     Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled to one vote, in person, by written proxy or by proxy transmitted or authorized for transmission by any electronic means, including, but not limited to, telegram, cablegram, telephone and internet, for each share held of record on the record date fixed by the Board for determining the stockholders entitled to vote at such meeting. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the vote of a majority of any quorum shall be sufficient to elect directors and to pass any resolution within the power of the holders of all the outstanding shares. Elections of directors need not be by written ballot; provided, however, that by resolution duly adopted, a vote by written ballot may be required.

               SECTION 7.  Proxies.  Each stockholder entitled to vote at a
                           --------
     meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. In order to be exercised at a meeting of stockholders, proxies shall be delivered to the Secretary of the corporation or his representative at or before the time of such meeting.

               SECTION 8.  Inspectors.  At each meeting of the stockholders the
                           -----------
     polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three Inspectors, two of whom shall have power to make a decision. Such Inspectors shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.

               SECTION 9.  Conduct of Meetings.  The date and time of the
                           --------------------
     opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                  ARTICLE II

                              Board of Directors
                              ------------------

               SECTION 1.  Number; Method of Election; Terms of Office and
                           -----------------------------------------------
     Qualification.  The business and affairs of the corporation shall be
     --------------
     managed under the direction of the Board. The number of directors which shall constitute the entire Board shall be determined from time to time by resolution adopted by a majority of the entire Board.

               Any director may resign his office at any time by delivering his resignation in writing to the corporation, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective.

               SECTION 2.  Meetings.  The Board may hold its meetings and have
                           ---------
     an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine.

               The Board may in its discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chief Executive Officer, the President or any two of the directors.

               Notice of any special meeting shall be given by the Secretary to each director either by mail or by telegram, facsimile, telephone or other electronic communication or transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph corporation at least twenty-four hours before such meeting. If by facsimile, telephone or other electronic communication or transmission, such notice shall be transmitted at least twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

               Except as otherwise provided by applicable law, at any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

     The Board shall meet immediately after election, following the Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

               SECTION 3.  Quorum.  Except as otherwise expressly required by
                           -------
     these By-Laws or by statute, a majority of the directors then in office (but not less than one-third of the total number of directors constituting the entire Board) shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.


                                  ARTICLE III

                            Committees of the Board
                            -----------------------

               SECTION 1.  Committees.  The Board may establish by resolution
                           -----------
     any committee of the Board (a "Committee"). Any Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.

               SECTION 2.  Procedures.  (a)  Each Committee shall fix its own
                           -----------
     rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By- Laws, a majority of a Committee shall constitute a quorum.

               (b) In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                  ARTICLE IV

                                   Officers
                                   --------

               SECTION 1.  General Provisions.  The corporate officers of the
                           -------------------
     corporation shall consist of the following: a Chairman and/or a President, one of whom shall be designated Chief Executive Officer and each of whom shall be chosen from the Board; one or more Vice Chairman, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents; a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, and such other officers as the Board may from time to time designate. Insofar as permitted by statute, the same person may hold two or more offices. All officers chosen by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

               The Chairman and/or President, each Vice Chairman, Executive Vice President, Senior Vice President and Vice President, the Secretary and the Treasurer shall be elected by the Board. Each such officer shall hold office until his successor is elected or appointed and qualified or until his earlier death, resignation or removal.

               Any officer may be removed, with or without cause, at any time by the Board.

               A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election or appointment to such office.

               SECTION 2.  Powers and Duties of the Chief Executive Officer.
                           -------------------------------------------------
     The Chief Executive Officer shall have general charge and management of the affairs, property and business of the corporation, subject to the Board and the provisions of these By-Laws. The Chief Executive Officer or in his absence such other individual as the Board may select, shall preside at all meetings of the stockholders. He shall also preside at meetings of the Board and in his absence the Board shall appoint one of their number to preside.

               The Chief Executive Officer shall perform all duties assigned to him in these By-Laws and such other duties as may from time to time be assigned to him by the Board. He shall have the power to appoint and remove, with or without cause, such officers, other than those elected by the Board as provided for in these By-Laws, as in his judgment may be necessary or proper for the transaction of the business of the corporation, and shall determine their duties, all subject to ratification by the Board.

               SECTION 3.  Powers and Duties of The Chairman.  The Chairman
                           ----------------------------------
     shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.

               SECTION 4.  Powers and Duties of the Vice Chairman.  Each Vice
                           ---------------------------------------
     Chairman shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.

               SECTION 5.  Powers and Duties of the President. The President
                           -----------------------------------
     shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.

               SECTION 6.  Powers and Duties of the Executive Vice President.
                           --------------------------------------------------
     Each Executive Vice President shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.

               SECTION 7.  Powers and Duties of the Senior Vice President.  Each
                           -----------------------------------------------
     Senior Vice President shall perform such duties as may from time to time be assigned to him by the Board or the Chief Executive Officer.

               SECTION 8.  Powers and Duties of Each Vice President and
                           --------------------------------------------
     Assistant Vice President.  Each Vice President and Assistant Vice President
     -------------------------
     shall perform such duties as may from time to time be assigned to him by the Board, the Chief Executive Officer or an Executive Vice President.

               SECTION 9.  Powers and Duties of the General Counsel.  The
                           -----------------------------------------
     General Counsel shall have general supervision and control of all of the corporation's legal business. He shall perform such other duties as may be assigned to him by the Board or the Chief Executive Officer.

               SECTION 10.  Powers and Duties of the Secretary and Assistant
                            ------------------------------------------------
     Secretary.  The Secretary or an Assistant Secretary shall record the
     ----------
     proceedings of all meetings of the Board and the stockholders, in books kept for that purpose. The Secretary shall be the custodian of the corporate seal, and he or an Assistant Secretary shall affix the same to and countersign papers requiring such acts; and he and the Assistant Secretaries shall perform such other duties as may be required by the Board or the Chief Executive Officer.

               SECTION 11.  Powers and Duties of the Treasurer and Assistant
                            ------------------------------------------------
     Treasurer.  The Treasurer and Assistant Treasurers shall have care and
     ----------
     custody of all funds of the corporation and disburse and administer the same under the direction of the Board or the Chief Executive Officer and shall perform such other duties as the Board or the Chief Executive Officer shall assign to them.

               SECTION 12.  Powers and Duties of the Controller.  The Controller
                            ------------------------------------
     shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that audits thereof are currently and regularly made; and he shall perform such other duties as may be required by the Board or the Chief Executive Officer.

               SECTION 13.  Salaries and Appointments.  The salaries of
                            --------------------------
     corporate officers shall be fixed by the Board, except that the fixing of salaries below certain levels, determinable from time to time by the Board, may in the discretion of the Board be delegated to the Chief Executive Officer, subject to the approval of the Board.

               SECTION 14.  Indemnification of Directors and Officers.  (a)  The
                            ------------------------------------------
     corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

               (b) The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this
     Section 14 or otherwise.

               (c) If a claim for indemnification or payment of expenses under this Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

               (d) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

               (e) The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

               (f) Any repeal or modification of the foregoing provisions of this Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

               (g) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.


                                   ARTICLE V

                                 Capital Stock
                                 -------------

               SECTION 1.  Certificates of Stock.  Certificates of stock
                           ----------------------
     certifying the number of shares owned shall be issued to each stockholder in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board. Such certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any and all the signatures on the certificates may be a facsimile.

               SECTION 2.  Transfers of Shares.  Transfers of shares shall be
                           --------------------
     made only upon the books of the corporation by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the corporation, and on the surrender of the certificate or certificates of such shares, properly assigned. The corporation may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the corporation shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

               SECTION 3.  Lost, Stolen or Destroyed Certificates.  The
                           ---------------------------------------
     corporation may issue a new certificate of capital stock of the corporation in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the corporation may, but shall not be obligated to, require the owner of the alleged lost, stolen or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as the officers of the corporation may, in their discretion, require.


                                  ARTICLE VI
                                 Miscellaneous
                                 -------------

               SECTION 1.  Dividends and Reserves.  Dividends upon the capital
                           -----------------------
     stock of the corporation may be declared as permitted by law by the Board at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the Board, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purposes as the Board shall think conducive to the interests of the corporation, and any reserve so established may be abolished and restored to the surplus account by like action of the Board.

               SECTION 2.  Seal.  The seal of the corporation shall bear the
                           -----
     corporate name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware".

               SECTION 3.  Waiver.  Whenever any notice whatever is required to
                           -------
     be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board, as the case may be, need be specified in any waiver of notice of such meeting.

               SECTION 4. Fiscal Year.  The fiscal year of the corporation shall
                          ------------
     begin with January first and end with December thirty-first.

               SECTION 5.  Contracts.  Except as otherwise required by law, the
                           ----------
     Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Vice President of the corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

               SECTION 6.  Proxies.  Unless otherwise provided by resolution
                           --------
     adopted by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

               SECTION 7.  Amendments.  The Board from time to time shall have
                           -----------
     the power to make, alter, amend or repeal any and all of these By-Laws, but any By-Laws so made, altered or repealed by the Board may be amended, altered or repealed by the stockholders.

                                    A IV-1

                                    ANNEX V

                          Form of Affiliate Agreement
                          ---------------------------


     Dear Sirs:

               The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 7, 2001, among Northrop Grumman
     -----------------
     Corporation, a Delaware corporation (the "Parent"), Purchaser Corp. I, a
                                               ------
     Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser"), and Newport News Shipbuilding Inc., a Delaware corporation
     ----------
     (the "Company").  Capitalized terms used but not defined in this letter
           -------
     have the meanings given to such terms in the Merger Agreement.

               The undersigned, a holder of shares of Company Common Stock, is entitled to receive in connection with the Merger shares of Parent Common Stock. The undersigned acknowledges that the undersigned may be deemed, as of the date of the Company Stockholder Meeting, an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the
                                              --------
     Securities Act, although nothing contained herein should be construed as an admission of such fact.

               If in fact the undersigned were an affiliate under the Act as of the date of the Company Stockholder Meeting, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

               The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in a transaction that meets the requirements of Rule 145 or (iii) in a transaction that, in the opinion of independent counsel reasonably satisfactory to Parent (the reasonable fees of which counsel will be paid by Parent) or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act. The undersigned will not be required to comply with the foregoing covenant if it is not an affiliate of the Company as of the date of the Company Stockholder Meeting.

               The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.


                                         Very truly yours,



Dated:

                                     A V-1